UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to §240.14a-12

Palmetto Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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April 14, 2011

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Palmetto Bancshares, Inc. to be held on May 19, 2011, at 2:00 p.m., Eastern time, at The Palmetto Bank, Corporate Center, 306 East North Street, Greenville, South Carolina, 29601. Please read the Notice and Proxy Statement of the Annual Meeting of Shareholders accompanying this letter carefully so that you will know what you are being asked to vote on at the Annual Meeting of Shareholders and what you will need to do if you want to attend the Annual Meeting of Shareholders in person.

Your vote is extremely important. To ensure proper representation of your shares at the Annual Meeting of Shareholders, please vote as soon as possible even if you currently plan to attend the Annual Meeting of Shareholders. This will not prevent you from voting in person but will ensure that your vote will be counted in the event that you are unable to attend. The Notice and Proxy Statement of the Annual Meeting of Shareholders contain instructions on how you can vote your shares by mail, telephone or over the internet.

If you need help at the Annual Meeting of Shareholders because of a disability, please contact us at least one week in advance of the Annual Meeting of Shareholders at (800) 725-2265.

In 2010, the banking industry continued to be significantly impacted by the challenging economic environment, and we continued to experience a high level of credit losses resulting primarily from the sustained decline in commercial real estate values. Although the current economic news is mixed, we are encouraged by the early signs of an improving economy and we look forward to improved financial results in 2011.

A critical step on our road to recovery was the completion of the private placement of our common stock in 2010. We recognize the significant dilutive effect of the private placement on our legacy shareholders and we are keenly focused on the need to take actions to return the Company to profitability and generate shareholder value. We are working very hard on our strategic plan and are taking actions every day to improve our financial performance. The Palmetto Bank has a long and rich heritage and we are absolutely committed to continuing our legacy into the future.

On behalf of the Board of Directors and all employees of the Company, thank you for your patience and support as we continue to make progress on our road to recovery. We look forward to meeting with you at our Annual Meeting of Shareholders and providing to you an update on the status of our strategic plan and our plans for the future.

Sincerely,

L. LEON PATTERSON	SAMUEL L. ERWIN
Chairman of the Board of Directors	Chief Executive Officer

PALMETTO BANCSHARES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME:	Thursday, May 19, 2011, at 2:00 p.m., Eastern time

PLACE:	The Palmetto Bank

Corporate Center

306 East North Street

Greenville, South Carolina 29601

ITEMS OF BUSINESS:	1. Elect as directors the nominees named in the accompanying Proxy Statement;

2. Approve an amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to effect a reverse stock split of our common stock by a ratio of not less than one-for-two and not more than one-for-fifteen, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors;

3. Approve the Palmetto Bancshares, Inc. 2011 Stock Incentive Plan;

4. Ratify the appointment of Elliott Davis LLC as our independent registered public accounting firm for fiscal year 2011;

5. Hold an advisory vote on the compensation of the Company’s named executive officers (“Say-on-Pay”);

6. Hold an advisory vote on the frequency of future executive compensation votes;

7. Grant the chairperson of the Annual Meeting of Shareholders the authority to adjourn or postpone the Annual Meeting of Shareholders, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the Annual Meeting of Shareholders to adopt the Amended and Restated Articles of Incorporation; and

8. Consider any other business properly brought before the Annual Meeting of Shareholders.

WHO CAN VOTE:	You may vote only if you owned shares of common stock at the close of business on April 4, 2011.

VOTING:	It is important that your shares be represented and voted at the Annual Meeting of Shareholders. You can vote your shares over the internet, by telephone, or by mail. If you received a paper Proxy Card or voting instruction form by mail, you may also vote by signing, dating, and returning your Proxy Card or voting instruction form in the envelope provided. Voting in any of these ways will not prevent you from attending or voting your shares at the Annual Meeting of Shareholders. For specific instructions regarding the voting of your shares, see pages through of accompanying Proxy Statement. Please call (800) 725-2265, if you need directions to attend the Annual Meeting of Shareholders and vote in person.

MEETING ADMISSION:	You may attend the Annual Meeting of Shareholders only if you owned shares of our common stock at the close of business on April 4, 2011. If you or your legal proxy holder plan to attend the Annual Meeting of Shareholders in person, you must follow the admission procedures described beginning on page of the accompanying Proxy Statement. If you do not comply with these procedures, you will not be admitted to the Annual Meeting of Shareholders.

INTERNET AVAILABILITY OF PROXY MATERIALS:	Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 19, 2011. Our Proxy Statement, Notice of Annual Meeting of Shareholders, Annual Financial Statements, Management’s Discussion and Analysis, as amended, and Related Annual Report Information for the year ended December 31, 2010 are available through the Internet at www.xxx/xxx. If you choose to view our proxy materials through the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible.

By Order of the Board of Directors,

TERESA M. CRABTREE

Corporate Secretary

This Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement for Annual Meeting of Shareholders, Annual Financial Statements, Management’s Discussion and Analysis, as amended,

and Related Annual Report Information for the year ended December 31, 2010,

and Proxy Card or voting instruction form were mailed to you beginning on or about April 14, 2011.

2

PALMETTO BANCSHARES, INC.

306 EAST NORTH STREET

GREENVILLE, SOUTH CAROLINA 29601

PROXY STATEMENT OF ANNUAL MEETING OF SHAREHOLDERS

GENERAL MEETING AND PROXY INFORMATION

You are invited to attend Palmetto Bancshares, Inc.’s 2011 Annual Meeting of Shareholders (the “Meeting”) and are entitled and requested to vote on the items of business described in this Proxy Statement. Please read this Proxy Statement carefully. You should consider the information contained in this Proxy Statement when deciding how to vote your shares at the Meeting. In this Proxy Statement, we refer to the Notice of Annual Meeting of Shareholders, this Proxy Statement, our Annual Financial Statements, Management’s Discussion and Analysis, as amended, and Related Annual Report Information for the year ended December 31, 2010, and the Proxy Card or voting instruction form as our “Proxy Materials.”

In this Proxy Statement, we use terms such as “we,” “us,” “our” and the “Company” to refer to Palmetto Bancshares, Inc. and its subsidiary. We also sometimes refer to the Board of Directors of Palmetto Bancshares, Inc. and its subsidiary as the “Board.” Additionally, we use terms such as “you” and “your” to refer to our shareholders.

INFORMATION ABOUT THE PROXY MATERIALS

Why did I receive the Proxy Materials?

We have made the Proxy Materials available to you by mail because the Board is soliciting your proxy to vote your shares of our common stock at the Meeting to be held on Thursday, May 19, 2011 or at any adjournments or postponements of this Meeting. The Proxy Materials were mailed to you beginning on or about April 14, 2011.

What is a proxy?

The Board is asking you to give us your proxy. Giving us your proxy means that you authorize another person or persons to vote your shares of our common stock at the Meeting in the manner you direct. The written document you complete to designate someone as your proxy is usually called a “Proxy Card” or a “voting instruction form” depending on how the ownership of your shares is reflected in our records. If you are the record holder of your shares, a “Proxy Card” is the document used to designate your proxy to vote your shares. If you hold your shares in street name, a “voting instruction form” is the document used to designate your proxy to vote your shares. In this Proxy Statement, the term “Proxy Card” means the proxy card, voting instruction form, and the voting instruction form and proxy card unless otherwise indicated.

Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the Meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to Palmetto Bancshares, Inc., 306 East North Street, Greenville, South Carolina, 29601 Attention: Investor Communications. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

What is the difference between holding shares as a “record” holder and in “street name?”

• Record Holders	If your shares of common stock are registered directly in your name on our stock records, you are considered the shareholder of record, or the “record” holder of those shares. As the record holder you have the right to vote your shares in person or by proxy at the Meeting.

• Street Name Holders	If your shares of common stock are held in an account at a brokerage firm, bank, or other similar entity, then you are the beneficial owner of shares held in “street name.” The entity holding your account is considered the record holder for purposes of voting at the Meeting. As the beneficial owner you have the right to direct this entity on how to vote the shares held in your account. However, as described below, you may not vote these shares in person at the Meeting unless you obtain a legal proxy from the entity that holds your shares giving you the right to vote the shares at the Meeting.

What is “householding?”

The Securities and Exchange Commission (“SEC”) rules allow a single copy of the Proxy Materials to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.

Only one copy of our Proxy Materials is being delivered to two or more shareholders who share an address. Shareholders sharing an address should contact us via telephone at (800) 725-2265, through e-mail at bankinfo@palmettobank.com, or by sending written correspondence to 306 East North Street, Greenville, South Carolina, 29601, Attention: Investor Communications if they now receive (1) multiple copies of our Proxy Materials or notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our Proxy Materials or notices and wish to receive separate copies of these materials in the future. Additional copies of our Proxy Materials are available upon request by contacting us through the same means.

Who pays the cost of soliciting proxies?

We pay the cost of soliciting proxies. We have not retained a proxy solicitation firm to help us solicit proxies, although if we elect to do so we will pay reasonable expenses and charges of such third parties for their services. Executive officers and members of the Board may also solicit proxies for us by mail, telephone, fax, email, or in person. We will not pay our executive officers or directors any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks, or similar entities representing street name holders for their expenses in forwarding the Proxy Materials to their customers who are street name holders and obtaining their voting instructions.

INFORMATION ABOUT THE MEETING

What will I be voting on at the Meeting?

This year you will be asked to vote on the following items of business:

•	Item 1: The election of the director nominees named in this Proxy Statement;

•

Item 2: An amendment to the Company’s Articles of Incorporation to effect a reverse stock split of our common stock by a ratio of not less than one-for-two and not more than one-for-fifteen, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors;

•	Item 3: The Palmetto Bancshares, Inc. 2011 Stock Incentive Plan;

•	Item 4: The ratification of the appointment of Elliott Davis LLC as our independent registered public accounting firm for fiscal year 2011;

•	Item 5: A non-binding advisory proposal on the compensation of the Company’s named executive officers;

•	Item 6: A non-binding advisory proposal on the frequency of future executive compensation votes; and

•

Item 7: A grant of authority to the chairperson of the Meeting to adjourn or postpone the Meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the Meeting to adopt the Amended and Restated Articles of Incorporation.

We anticipate that shareholders will vote at the Meeting only on the items listed above. However, if any other business properly comes before the Meeting, the persons named as proxies for shareholders will vote on those matters in a manner they consider appropriate.

How does the Board recommend I vote?

For the reasons set forth in more detail later in this Proxy Statement, the Board recommends you vote:

•	“FOR” Item 1, all the nominees for directors named in this Proxy Statement;

•	“FOR” Item 2, the amendment to the Company’s Articles of Incorporation to effect a reverse stock split;

•	“FOR” Item 3, the approval of the Palmetto Bancshares, Inc. 2011 Stock Incentive Plan;

•	“FOR” Item 4, the ratification of Elliott Davis LLC as our independent registered public accounting firm for fiscal year 2011;

•	“FOR” Item 5, the approval of the compensation of the Company’s named executive officers;

•	“FOR” the frequency of future advisory votes to approve the compensation of the Company’s named executive officers to be every THREE years (Item 6); and

•

“FOR” Item 7, the grant of authority to the chairperson of the Meeting to adjourn or postpone the Meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the Meeting to adopt the Amended and Restated Articles of Incorporation.

Who can vote at the Meeting?

We are required under South Carolina law to establish a record date for the Meeting, so we can determine which shareholders are entitled to notice of and to vote at the Meeting. The Board has determined that the record date for the Meeting is April 4, 2011. Shareholders who owned shares of our common stock as of the close of business on that date can vote at the Meeting. On that date, we had 50,513,722 shares of common stock outstanding and entitled to vote. Each share of common stock outstanding on the record date is entitled to one vote on each of the five director nominees and one vote on each other item to be voted on at the Meeting. There is no cumulative voting.

How do I vote if I don’t attend the Meeting?

If you do not attend the meeting, you may vote by proxy using your Proxy Card, over the internet, or by telephone, each as described below. If you received more than one Proxy Card, this means you hold shares of our common stock in more than one account. You must complete, sign, date, and return each Proxy Card or vote all shares over the internet or by telephone for each of your accounts. If you vote over the internet or by telephone, you should not mail back any Proxy Card you received.

If you vote using one of the methods described below, you will be designating Samuel L. Erwin and Lee S. Dixon as your proxies to vote your shares as you instruct. If you sign and return your Proxy Card or vote over the internet or by telephone without giving specific voting instructions, these individuals will vote your shares by following the Board’s recommendations. If any other business properly comes before the Meeting, these individuals will vote on those matters in a manner they consider appropriate.

Registered Holder: You do not have to attend the Meeting to vote. The Board is soliciting proxies so that you can vote before the Meeting. Even if you currently plan to attend the Meeting, we recommend that you vote by proxy before the Meeting so that your vote will be counted if you later decide not to attend. If you are the record holder of your shares, there are three ways you can vote by proxy:

• By Internet	You may vote over the internet by going to https://www.xxxxcom/xxxx and following the instructions when prompted.

• By Telephone	You may vote by telephone by calling 1-866-xxx-xxxx.

• By Mail	You may vote by completing, signing, dating, and returning the Proxy Card you received in the mail.

Street Holder: If your shares are held in street name, you may vote your shares before the Meeting by mail, by completing, signing, and returning the voting instruction form you received from your brokerage firm, bank, or other similar entity. You should check your voting instruction form to see if any alternative method, such as internet or telephone voting, is available to you.

Can I vote in person at the Meeting?

Yes. If you are a shareholder of record on the record date, you can vote your shares of common stock in person at the Meeting. If your shares are held in street name, you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm or bank authorizing you to vote the shares it holds for you in its name. If you attend the Meeting and vote your shares by ballot, your vote at the Meeting will revoke any vote you submitted previously over the internet, by telephone, or by mail. Even if you currently plan to attend the Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the Meeting.

May I change my vote?

Yes. If you are the record holder of the shares, you may change your vote by:

•	Submitting timely written notice of revocation to our Corporate Secretary, Teresa M. Crabtree, at 306 East North Street, Greenville, South Carolina at any time prior to the vote at the Meeting;

•	If you previously completed and returned a Proxy Card, submitting a new Proxy Card with a later date and returning it prior to the vote at the Meeting;

•	If you voted over the internet or by telephone, voting again over the internet or by telephone by the applicable deadline described below; or

•	Attending the Meeting in person and voting your shares by ballot at the Meeting.

If your shares are held in street name, you may change your vote by submitting new voting instructions to your brokerage firm, bank, or other similar entity or, if you have obtained a legal proxy from your brokerage firm, bank, or other similar entity giving you the right to vote your shares, you may change your vote by attending the Meeting and voting in person.

What is the deadline for voting?

If you are the record holder of the shares, you may vote by mail at any time prior to the Meeting as long as we are able to receive your proxy through the mail by the day of the Meeting. In addition, as a record holder, you may vote by internet or phone until 3:00 a.m., Eastern time, on May x, 2011. If your shares are held in street name, you must vote your shares in accordance with the voting instruction form by the deadline set by your brokerage firm, bank, or other similar entity.

Are there any rules regarding admission to the Meeting?

Yes. You are entitled to attend the Meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our shareholders on the record date. The Board has determined that the record date for the Meeting is April 4, 2011. In order to be admitted to the Meeting, we may confirm:

•	Your identity by reviewing a valid form of photo identification, such as a driver’s license; and / or

•	You were, or are validly acting for, a shareholder of record on the record date by:

•	Verifying your name and stock ownership against our list of registered shareholders, if you are the record holder of your shares;

•	Reviewing other evidence of your stock ownership, such as your most recent brokerage or bank statement, if you hold your shares in street name; or

•

Reviewing a written proxy that shows your name and is signed by the shareholder you are representing, in which case either the shareholder must be a registered shareholder or you must have a brokerage or bank statement for that shareholder as described above.

What is a broker nonvote?

Brokers are members of the New York Stock Exchange (the “NYSE”), which allows its member-brokers to vote shares held by them for their customers on matters the NYSE determines are routine, even though the brokers have not received voting instructions from their customers. If the NYSE does not consider a matter routine, then your broker is prohibited from voting your shares on the matter unless you have given voting instructions on that matter to your broker. This is referred to as a “broker nonvote.”

Because the NYSE does not consider the election of directors, the approval of the Palmetto Bancshares, Inc. 2011 Stock Incentive Plan, the approval of the compensation of the Company’s named executive officers, the vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers, or the amendment to the Company’s Articles of Incorporation to effect the reverse stock split, to be routine matters, it is important that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to these matters is counted. Therefore, brokers holding shares for their customers will not have the ability to cast votes with respect to these matters unless they have received instructions from their customers. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to these matters is counted. Your broker will need to return a Proxy Card without voting on these nonroutine matters if you do not give voting instructions with respect to these matters.

How many votes must be present to hold the Meeting?

A quorum must be present before we can conduct any business at the Meeting. This means we need the holders of a majority of the outstanding shares of common stock entitled to vote at the Meeting as of the record date to be present in person or represented by proxy at the Meeting. We urge you to vote promptly by proxy even if you plan to attend the Meeting so that we will know as soon as possible that enough shares will be present for us to hold the Meeting. Solely for purposes of determining whether we have a quorum, we will count:

•	Shares present in person or by proxy and voting;

•	Shares present in person and not voting; and

•	Shares for which we have received proxies but for which shareholders have abstained from voting or that represent broker nonvotes.

If a quorum is not present or represented at the Meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time until a quorum is present or represented. Upon the establishment of a quorum, if the shareholders approve Item 7, then the chairperson of the Meeting will have the authority to adjourn the meeting at his discretion, including, if necessary, to solicit additional proxies in the event that there are not sufficient affirmative votes at the time of the Meeting to adopt the amendment to the Company’s Articles of Incorporation. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the Meeting, will be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned meeting will be given in accordance with the Company’s bylaws. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or other means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the Meeting.

What vote is required to approve each item of business?

•

Item 1: Election of Directors. Under our Bylaws, a nominee for director will be elected to the Board by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the Meeting.

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Item 2: Amendment of Articles of Incorporation to Effect a Reverse Stock Split. Under South Carolina law, approval of the amendment to the Company’s Articles of Incorporation to effect a reverse stock split will require the affirmative vote of two-thirds of our outstanding common stock as of the record date, or at least 33,675,815 shares. Our current directors, nominees for director, and executive officers beneficially own approximately 67% of our outstanding shares, and they intend to vote their shares “FOR” the proposal.

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Item 3: Palmetto Bancshares, Inc. 2011 Stock Incentive Plan. If a quorum is present at the Annual Meeting, this proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

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Item 4: Ratification of Independent Registered Public Accounting Firm. If a quorum is present at the Annual Meeting, this proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

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Item 5: Say-on-Pay. If a quorum is present at the Annual Meeting, the non-binding resolution to approve the compensation of our named executive officers will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

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Item 6: Future Executive Compensation Vote Frequency. If a quorum is present, the frequency of the advisory vote on the non-binding resolution to approve the compensation of our named executive officers receiving the greatest number of votes (either every three years, every two years, or every year) will be the frequency that our shareholders recommend.

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Item 7: Approval of the Potential Adjournment or Postponement of the Meeting. If a quorum is present at the Annual Meeting, this proposal will be approved if the votes cast in favor of this proposal exceed the votes cast against the proposal.

How are votes counted?

•

Item 1: Election of Directors. You may vote “FOR” or “AGAINST” each director nominee, or “ABSTAIN” from voting on a director nominee. We will not count abstentions or broker nonvotes as either for or against a director, so abstentions and broker nonvotes have no impact on the election of a director.

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Item 2: Amendment of Articles of Incorporation to Effect a Reverse Stock Split. You may vote “FOR” or “AGAINST” the amendment to the Company’s Articles of Incorporation to effect a reverse stock split, or “ABSTAIN” from voting on the amendment to the Company’s Articles of Incorporation. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the approval of the amendment to effect the reverse stock split. A record shareholder’s failure to execute and return a proxy card or otherwise to vote at the Meeting will have the same effect as a vote “AGAINST” the amendment. If a record shareholder abstains from voting, the abstention will also have the effect of a vote “AGAINST” the amendment. Failure of a shareholder whose shares are held in street name to complete and return voting instructions as required by the broker or other nominee that holds such shares of record will have the same effect as a vote “AGAINST” the amendment.

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Item 3: Palmetto Bancshares, Inc. 2011 Stock Incentive Plan. You may vote “FOR” or “AGAINST” this item of business, or “ABSTAIN” from voting on this item of business. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the approval of the Stock Incentive Plan. We will not count abstentions or broker nonvotes as either for or against this proposal, so abstentions and broker nonvotes have no impact on the approval of the Stock Incentive Plan.

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Item 4: Ratification of Independent Registered Public Accounting Firm. You may vote “FOR” or “AGAINST” this item of business, or “ABSTAIN” from voting on this item of business. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the ratification of our independent registered public accounting firm. We will not count abstentions or broker nonvotes as either for or against this proposal, so abstentions and broker nonvotes have no impact on the ratification of our independent registered public accounting firm.

•

Item 5: Say-on-Pay. You may vote “FOR” or “AGAINST” this item of business, or “ABSTAIN” from voting on this item of business. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the approval of the non-binding resolution to approve the compensation of our named executive officers. We will not count abstentions or broker nonvotes as either for or against this proposal, so abstentions and broker nonvotes will not affect the approval of the non-binding resolution to approve the compensation of our named executive officers.

•

Item 6: Future Executive Compensation Vote Frequency. The frequency of the advisory vote on executive compensation receiving the greatest number of votes (either every three years, every two years or every year) will be considered the frequency recommended by shareholders. Abstentions and broker non-votes will therefore have no effect on such vote.

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Item 7: Approval of the Potential Adjournment or Postponement of the Meeting. You may vote “FOR” or “AGAINST” the proposal for the chairperson of the Annual Meeting to have the authority to adjourn or postpone the Meeting if necessary to solicit additional proxies to adopt or approve any matters that may be considered and acted upon at the Meeting, or “ABSTAIN” from voting on this item of business. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the approval of the adjournment proposal. We will not count abstentions or broker nonvotes as either for or against this proposal, so abstentions and broker nonvotes have no impact on the approval of the adjournment proposal.

As to any other matter of business that may be brought before the Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same. However, the Board of Directors does not know of any such other business.

Accordingly, our Board of Directors urges you to complete, date, and sign the accompanying proxy card, or such other document as your broker or other nominee instructs you to use if your shares are held in “street name,” and return it promptly according to the terms of the proxy card.

Is my vote confidential?

Yes. It is our policy that documents identifying your vote are confidential. The vote of any shareholder will not be disclosed to any third party before the final vote count at the Meeting except:

•	To meet legal requirements;

•	To assert claims for or defend claims against the Company;

•	To allow authorized individuals to count and certify the results of the shareholder vote;

•	If a proxy solicitation in opposition to the Board takes place; or

•	To respond to shareholders who have written comments on Proxy Cards or who have requested disclosure.

ITEM 1:

ELECTION OF DIRECTORS

Director Nominees for Election

The Board of Directors currently has 11 members divided into three classes. As a requirement of the private placement in 2010, the Company agreed to appoint two designees of CapGen Financial Partners (“CapGen”) and one designee of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (collectively, “Patriot”) to serve on the Boards of Directors of each of the Company and its subsidiary, The Palmetto Bank (the “Bank”). As a result, in October 2010, the Board appointed Robert B. Goldstein, James J. Lynch, and John P. Sullivan as directors. All other directors have been previously elected by the shareholders. Our current directors and their classes are:

Terms Expiring at the 2011 Shareholder Meeting	Terms Expiring at the 2012 Shareholder Meeting	Terms Expiring at the 2013 Shareholder Meeting

Robert B. Goldstein *	L. Leon Patterson	Lee S. Dixon
John D. Hopkins, Jr. *	L. Stewart Spinks	Samuel L. Erwin
Jane S. Sosebee *	J. David Wasson, Jr.	James J. Lynch*
John P. Sullivan *	Michael D. Glenn

*	Standing for election by the shareholders at the 2011 Meeting of shareholders.

The current directors whose terms expire at the Meeting, Messers Goldstein, Hopkins, Lynch and Sullivan and Ms. Sosebee, have been nominated by the Board to be elected at the Meeting to hold office until their terms expire and until their successors are elected and qualified. The nominees have told us that they are willing to serve as directors. If any nominee is no longer a candidate for director at the Meeting, the proxy holders will vote for the rest of the nominees and may vote for a substitute nominee in their discretion.

So that the Board of Directors is divided as equally as possible into three classes, if elected by the shareholders, the new directors have been nominated to different classes so that Mr. Lynch’s term will expire at the 2013 shareholder meeting and the terms of Messers Goldstein and Sullivan will expire at the 2014 shareholder meeting.

For so long as CapGen or Patriot, as applicable, owns more than 9.9% of the Company’s outstanding shares of common stock, and subject to satisfaction of all legal and governance requirements applicable to all Board members regarding service as a director of the Company, the Company will be required to nominate two people designated by CapGen and one person designated by Patriot for election to the Board at each annual meeting of shareholders at which the term of each such director expires, or upon the death, resignation, removal, or disqualification of each such director, if earlier. As of February 22, 2011, CapGen and Patriot currently own 45.3% and 19.2% of the Company’s outstanding shares of common stock, respectively.

As described below under Corporate Governance—Process for Evaluating Director Candidates, the Board has identified certain qualifications for its directors. The Board believes that these particular qualifications provide our directors with substantial experience relevant to serving as a director of our Company, including in areas such as financial management, risk management, strategic planning, human resources, management succession planning, business development, corporate governance, and business operations. The Board has determined that, except for Lee S. Dixon and Samuel L. Erwin, who are executive officers of both the Company and the Bank, and L. Leon Patterson, who retired from employment with the Company and the Bank on December 31, 2010, each nominee for election as a director at the Meeting is an independent director as discussed below under Corporate Governance—Director Independence.

Each of our nominees satisfies our director qualifications and during the course of their business and professional careers has acquired business management experience in these and other areas. In addition, the Corporate Governance and Nominating Committee and the Board of Directors believe that each nominee brings to the Board their own unique background and particular expertise, knowledge, and experience that provide the Board as a whole with the necessary and appropriate mix of skills, characteristics, and attributes that enable the Board to work together in a professional and collegial atmosphere and that are required for the Board to fulfill its oversight responsibility to the Company’s shareholders.

The Board recommends you vote “FOR” each of the nominees set forth below.

The following provides information regarding each of our directors whose term expires at the 2011 Annual Meeting, including their age and the year in which they first became a director of the Company, the year in which their term expires, their business experience for at least the past five years, the names of other publicly-held companies where they currently serve as a director or served as a director during the past five years, and additional information about the specific experience, qualifications, attributes, or skills that led to the Board’s conclusion that such person should serve as a director for the Company:

Nominees for Reelection as Director at the 2011 Meeting

Business Experience: Mr. Goldstein has worked in the banking industry since 1963 in various capacities. In 2007, Mr. Goldstein partnered with three other individuals to form a bank holding company and private equity fund that invests in banks and financial service companies, CapGen Capital Advisors, LLC, and currently serves as a Principal. Immediately prior to this, he served as Chairman and Chief Executive Officer of a $6 billion bank holding company in the San Francisco Bay area from 2001-2006. His experience includes many years in commercial banks, savings and loan associations and other financial institutions including serving as Chief Executive Officer of numerous banks and thrifts. Mr. Goldstein’s extensive experience in the financial services industry and familiarity with helping institutions manage through difficult situations provides us with beneficial leadership and counsel.

Other Public Company Directorships: Mr. Goldstein currently holds the following directorships:

¡    FNB Corporation;

¡    Seacoast Banking Corp; and

¡    Hampton Roads Bankshares.

Additional Information: Through the various capacitates in which he has served during his career, Mr. Goldstein has become nationally recognized for his expert investing and operational experience in turning around and implementing growth strategies for banks under the most challenging circumstances. He is also highly regarded for identifying new opportunities for investment in community and regional banking.

A consistently successful investor for himself and others, Mr. Goldstein has been a senior executive and/or director at 14 financial institutions over a career that has spanned more than 40 years. Mr. Goldstein is often the “first call” when community and regional banks encounter difficulties that require outside operational and investing expertise. His network of relationships in banking and financial services is a key competitive feature of the CapGen Program.

Robert B. Goldstein
Age	70
Director Since	2010
Term Expiring	2014

Mr. Goldstein recently spearheaded the merger of Bay View Capital Corp, San Mateo, California, and Great Lakes Bancorp, Buffalo, New York. Bay View was the most recent in a series of turnarounds and recapitalizations which he engineered. This company was a deeply troubled $5 billion bank holding company which had lost credibility with regulators and shareholders. Mr. Goldstein was elected Chief Executive Officer of the company in 2001 bringing with him a seasoned team of banking professionals and an infusion of $137 million of equity capital raised through institutional investors who had participated with him in prior engagements. The resultant company returned to financial health, regained credibility, and provided the participants with a significant return on their investment.

Throughout his tenure, first as Chief Executive Officer and later as Chairman of Bay View, Mr. Goldstein was also fully engaged in other banking activities. He co-authored the 2003 spin-off of the Florida subsidiary of F.N.B. Corporation into a second publicly traded entity which has subsequently been acquired. Mr. Goldstein was an original investor, founder, and board member of RS Group Holdings, a privately owned and operated trust services company which was subsequently sold to another financial services company. Mr. Goldstein was a founder and director of the publicly-held Luminent Mortgage Capital Corp., which was converted to a partnership and Mr. Goldstein has no interest in the continuing business, now called Cobalt Holdings.

Mr. Goldstein is the Chairman of the Board of Directors of The BANKshares, Inc. and a director of its subsidiary, BankFIRST of Winter Park, FL. The BANKshares, Inc. is a privately-owned bank holding company doing business in the greater Orlando and Brevard County areas of Florida.

Previously, Mr. Goldstein successfully raised capital, injected new management, and reenergized banks and thrifts in Connecticut, New Jersey, New York, and Pennsylvania. These activities have earned him a widely known and respected reputation in the domestic financial services industry.

As a private investor, Mr. Goldstein has also invested in de novo banks, recapitalizations of existing institutions, and has recently served as one of the advisors and directors facilitating the successful geographic spin-off of a commercial bank into a separate holding company creating a substantial improvement in the combined equity value of the two related organizations.

Mr. Goldstein is a graduate of Texas Christian University. He also served for seven years on the faculty of the Southwestern Graduate School of Banking at Southern Methodist University.

Business Experience: Mr. Hopkins has served as owner of The Fieldstone Group, a diversified investment and development company with real estate, farm, land, and timber holdings, since 2000. Prior to 2000, Mr. Hopkins was employed for 26 years at Owens Corning, a Fortune 500 company, the last 10 of which he served as an officer.

Other Public Company Directorships: None

Additional Information: As the owner and officer of two companies during the past 36 years, including recently with a company involved in real estate activities, Mr. Hopkins brings leadership and business management experience to the Board. In addition, he has extensive expertise that he gained through this business experience as well as through his current service as a member of the Company’s Compensation, Corporate Governance and Nominating, and Regulatory Oversight Committees. Mr. Hopkins serves as Chairman of the Board for the South Carolina Technology and Aviation Center, the National Clean Transportation Technology and Innovation Center, and Anderson University, and serves on the Board of the Greenville County Research and Technological Development Corporation. Mr. Hopkins provides entrepreneurial experience to the Board, which is important to our many consumer businesses. Mr. Hopkins is a graduate of Clemson University and the South Carolina Bankers Association Director’s College.

John D. Hopkins, Jr.
Age	59
Director Since	2004
Term Expiring	2014

Business Experience: Mr. Lynch has over 35 years of bank management experience. Since 2007, he has served as Managing Partner of Patriot Financial Partners, L.P., a private equity investment fund focusing on investments in the community banking sector throughout the United States. Mr. Lynch was a founding partner of this fund. Prior to Patriot, from 2003 to 2007, he served as Vice Chairman of Sovereign Bancorp and Chief Executive Officer of the Mid-Atlantic Division for Sovereign Bank.

Other Public Company Directorships: Mr. Lynch currently holds the following directorships:

¡    Heritage Oaks Bancorp (Heritage Oaks Bank) – Also serves on the Audit Committee; and

¡    Cape Bancorp (Cape Bank).

Additional Information: Mr. Lynch has considerable experience in and knowledge of the capital markets, as well as significant executive level banking experience, which is valuable to the board of directors in its assessment of the Company’s sources and uses of capital. Mr. Lynch is active in several professional and civic organizations and is a graduate of LaSalle University in Philadelphia. His graduate studies were at Drexel University. He received an Honorary Doctorate from La Salle University in 2010.

In addition to the public company directorships summarized above, Mr. Lynch holds several private and not-for-profit directorships.

James J. Lynch
Age	61
Director Since	2010
Term Expiring	2013

Business Experience: From 2003 until November 2007, Ms. Sosebee served as regional director with AT&T South Carolina (formerly Southern Bell and BellSouth). From November 2007 until 2010, Ms. Sosebee has served as Director of External Affairs for AT&T South Carolina, a communications holding company. Since that time, she has held the position of Director of Governmental Affairs.

Other Public Company Directorships: None

Additional Information: Ms. Sosebee brings extensive leadership and business management skills to the Board obtained through her years of employment with AT&T. During her tenure, she has managed various teams within South Carolina including a marketing, sales and servicing organization including oversight of the compensation plan. Additionally, she has managed external affairs, public relations, and philanthropy. Through her current capacity as Director of Governmental Affairs for AT&T, she manages a team of external lobbyists and directs public policy for the Company’s South Carolina region. This experience provides valuable insight to the Board on regulatory issues. Accordingly, Ms. Sosebee serves on the Board’s Regulatory Oversight Committee as well as the Trust Committee. Ms. Sosebee has served on and chaired various community organizations in our market area, developing relationships beneficial to us. With regard to one such organization, Ms. Sosebee serves on the Audit Committee. Ms. Sosebee is a graduate of Clemson University and the South Carolina Bankers Association Director’s College.

Ms. Sosebee holds several not-for-profit directorships.

Jane S. Sosebee
Age	54
Director Since	2006
Term Expiring	2014

Business Experience: In 2007, Mr. Sullivan joined with three other individuals to form a bank holding company and private equity fund that invests in banks and financial services companies, CapGen Capital Advisors, LLC, and currently serves as Managing Director. Immediately prior to this, he served as a senior advisor to the global financial services practice of a “big four” accounting firm.

Other Public Company Directorships: Mr. Sullivan currently holds the following directorships:

¡    Signature Bank (Advisory Board);

¡    Jacksonville Bank; and

¡    Hampton Roads Bankshares (Board Observer).

Additional Information: Mr. Sullivan has extensive experience and a diverse background in all facets of bank and financial management. He served as Chairman, President, Chief Executive, and Chief Operating Officer of various financial institutions in the New York metropolitan area, including Hamilton Bancorp, River Bank America (East River Savings Bank), Continental Bank, and the Olympian New York Corp.

Mr. Sullivan has gained a reputation as a business turnaround specialist with strong allegiances to both investors and customers, having resuscitated ailing institutions and facilitated their mergers with stronger financial companies, generating superior returns for his investors. Mr. Sullivan has been a “first call” executive for many bank regulators when trouble surfaces at a regulated

John P. Sullivan
Age	54
Director Since	2010
Term Expiring	2014

entity. His leadership as well as his operational and financial expertise is integral to the success of the CapGen investment program.

Mr. Sullivan is a senior advisor and member of the advisory board for New York State’s largest de novo banking effort, Signature Bank. Prior to joining CapGen, he served as a senior advisor to the global financial services practice of a “big four” accounting firm. In this capacity, he provided guidance and thought leadership to some of the firm’s largest financial services clients on banking matters, such as merger and acquisition activity, capital transactions, regulatory issues, credit quality, and credit risk. He is frequently called upon to provide guidance and expertise in highly complex financial and operational situations for banks and other financial services companies.

Mr. Sullivan has successfully raised capital at all of the banks with which he has been affiliated and is a member of or a board observer on a number of corporate boards and serves on the Audit, Compensation, Loan, and Executive Committees on several of those entities.

Mr. Sullivan is a graduate of Niagara University and a Certified Public Accountant.

Mr. Sullivan has significant operational banking experience as well as input into capital markets activities and provides the Board with input on critical strategic decisions.

The following provides information regarding each of our other directors, including their age and the year in which they first became a director of the Company, the year in which their term expires, their business experience for at least the past five years, the names of other publicly-held companies where they currently serve as a director or served as a director during the past five years, and additional information about the specific experience, qualifications, attributes, or skills that led to the Board’s conclusion that such person should serve as a director for the Company:

Other Members of the Board of Directors (provided for informational purposes only as these Directors have previously been elected by the Shareholders)

Business Experience: Mr. Dixon has served as Chief Operating Officer of Palmetto Bancshares, Inc. and The Palmetto Bank since July 2009 and as Chief Risk Officer of Palmetto Bancshares, Inc. and The Palmetto Bank since October 2009. In addition, from July 2010 to February 2011, Mr. Dixon served as Chief Financial Officer of Palmetto Bancshares, Inc. and The Palmetto Bank. Mr. Dixon served as Senior Executive Vice President of Palmetto Bancshares, Inc. and The Palmetto Bank from May 2009 through June 2009. Mr. Dixon served as Chief Operating Officer of First Presbyterian Church of Winston-Salem from July 2006 through May 2009. He was employed in the Banking and Capital Markets practice of PricewaterhouseCoopers LLP from January 1989 through June 2006, admitted as a Partner in July 1999.

Other Public Company Directorships: None

Additional Information: Mr. Dixon brings extensive operational, accounting and financial reporting expertise to the Board from his 23 years of business experience, 18 years of which he served in the Banking and Capital Markets practice at PricewaterhouseCoopers LLP. Mr. Dixon has worked with banking

Lee S. Dixon
Age	45
Director Since	2009
Term Expiring	2013

		clients ranging from small community banks to some of the largest national banks, and he has extensive operational experience covering all aspects of banking and financial services. Mr. Dixon’s background with PricewaterhouseCoopers LLP has provided him with substantial banking, regulatory, financial reporting, and risk management experience. Mr. Dixon also has extensive leadership and business management experience and skills. Mr. Dixon is a graduate of the University of South Carolina, and graduated “with distinction” from the Stonier Graduate School of Banking. Mr. Dixon is a certified public accountant.

Business Experience: Mr. Erwin has served as Chief Executive Officer and President of The Palmetto Bank since July 2009. In addition, Mr. Erwin was appointed Chief Executive Officer of Palmetto Bancshares, Inc. in January 2010. Mr. Erwin served as Senior Executive Vice President of Palmetto Bancshares, Inc. and The Palmetto Bank from March 2009 through June 2009. Mr. Erwin began his banking career at First Union National Bank in July 1990. At the time of his departure in January 1997, he served as Vice President and City Executive in Orangeburg, South Carolina. He worked with First National Bank (now South Carolina Bank and Trust) from January 1997 until January 2000 where he held the position of Senior Vice President and Region Executive in Orangeburg, South Carolina. From January 2000 until June 2002, he held the position of Senior Vice President and Market President in Columbia, South Carolina with First Union National Bank (now Wachovia). From June 2002 until December 2004, he served as Senior Vice President and Commercial Relationship Manager for Carolina National Bank, a start-up bank in Columbia, South Carolina. Most recently, Mr. Erwin served as Chief Executive Officer of Community Bancshares, Inc. in Orangeburg, South Carolina.

Other Public Company Directorships: Mr. Erwin served on the Board of Community Bankshares, Inc. from 2005 until 2008.

Additional Information: Mr. Erwin has extensive knowledge and experience in finance and the banking and financial services industry. In addition to his experience at the Company, Mr. Erwin has 20 years of banking experience. At Community Bankshares, Mr. Erwin addressed significant asset quality and organizational issues associated with a multi-bank holding company with decentralized policies, procedures, and operations. With Mr. Erwin’s leadership and experience, Community Bankshares successfully resolved the asset quality issues which ultimately resulted in a sale of the bank in October 2008 at two times book value despite a depressed market. Erwin’s experience brings a unique perspective to the Board including, but not limited to, banking, regulatory, governmental, financial, and economic matters. Mr. Erwin is a graduate of Clemson University.

Samuel L. Erwin
Age	43
Director Since	2009
Term Expiring	2013

Business Experience: Mr. Glenn has been engaged in the practice of law since 1965. He has worked as an active trial attorney since 1978 with a concentration in complicated business and class action litigation. Mr. Glenn has been a partner with the law firm of Glenn, Haigler, McClain & Stathakis, LLP since 1993.

Other Public Company Directorships: None

Additional Information: During his career, Mr. Glenn served on numerous boards and commissions upon appointment by the South Carolina Supreme Court and the South Carolina Bar Association and has served on numerous private and public agency boards. In addition, he has served in three judgeships for ten years. Additionally, Mr. Glenn’s professional experience as a business owner provides the board with business insight and analytical skills that are necessary to manage the Company’s affairs in this difficult economic environment. Mr. Glenn is a graduate of Furman University and received his law degree from the University of South Carolina. Mr. Glenn’s law experience and education provides him with additional perspective on the legal, regulatory, and risk matters impacting the Company.

Michael D. Glenn
Age	70
Director Since	1994
Term Expiring	2012

Business Experience: Mr. Patterson has served as Chairman of the Board of Directors of Palmetto Bancshares, Inc. since April 1990. Mr. Patterson served as Chief Executive Officer of Palmetto Bancshares, Inc. from April 1990 to December 2009. From June 1982 to April 1994, he served also as President of Palmetto Bancshares, Inc.

Mr. Patterson has served as Chairman of the Board of The Palmetto Bank since July 2009. Prior to that, Mr. Patterson served as Chairman of the Board of The Palmetto Bank from January 1978 to January 2004. In addition, Mr. Patterson served as President of The Palmetto Bank from 1977 to February 1986 and as Chief Executive Officer of The Palmetto Bank from March 1986 to January 2004.

Mr. Patterson served as Senior Executive for Strategic Development of Palmetto Bancshares, Inc. during 2010.

Other Public Company Directorships: None

Additional Information: Mr. Patterson has been employed for over 43 years in the banking industry and the Company, in a variety of management and senior management positions, and he brings to the Board tremendous experience and knowledge regarding the financial services industry and the Company’s businesses, as well as an understanding of the Company’s vision and strategy. Mr. Patterson has extensive leadership experience. Mr. Patterson serves on various community organizations in our market area which are critical to developing beneficial relationships for us. Mr. Patterson is a graduate of Wofford College, Wharton Graduate School, American Banker’s Association Stonier Graduate School of Banking, and the American Banker’s Association Kellogg Chief Executive Officer Management Program.

Mr. Patterson holds several not-for-profit directorships.

L. Leon Patterson
Age	70
Director Since	1971
Term Expiring	2012

Business Experience: Mr. Spinks founded the Spinx Oil Company in 1972. He now serves as The Spinx Company, Inc.’s Chief Executive Officer. Spinx is the largest privately held gasoline convenience retailer in South Carolina. Mr. Spinks has served as President and Chief Executive Officer of Enigma, Inc., a real estate development company, since 1984. Mr. Spinks served as Chief Executive Officer of Spinx Foods from 1996 until its closing in 2007. Mr. Spinks has served as Treasurer of Spinks Investments since 1990, a real estate company that owns and leases properties to internal, as well as, external Spinx lessees. He has also served as Chief Executive Officer of Trans Equipment Services, Inc., a transportation leasing company, since 1985. Mr. Spinks founded Spinx Transportation, a fuel delivery company, in 1994, and has served as President and Chief Executive Officer since that time.

Other Public Company Directorships: None

Additional Information: As a result of his extensive business experience and ties to the community, Mr. Spinks brings leadership, business management, entrepreneurial, and sales and marketing experience to the Board. In addition, Mr. Spinks’ professional experience as a business owner provides the board with business insight and analytical skills that are necessary to manage the company’s affairs in this difficult economic environment. Mr. Spinks serves and has served on various not-for-profit and community organization boards in our market area, developing relationships beneficial to us. Additionally, Mr. Spinks serves on the Audit Committee to two such organizations. Mr. Spinks is a graduate of the University of Tennessee.

L. Stewart Spinks
Age	64
Director Since	2006
Term Expiring	2012

Business Experience: Mr. Wasson has been President and Chief Executive Officer of Laurens Electric Cooperative, Inc., a member-owned rural electric cooperative in Upstate, South Carolina, since 1974.

Other Public Company Directorships: None

Additional Information: Through his service as Chief Executive Officer of Laurens Electric over the past 35 years, Mr. Wasson brings leadership and business management experience to the Board. Mr. Wasson possesses financial management expertise that he gained through his position and as a member of the audit committee of a nonpublic entity, as well as a current member of the Company’s Audit Committee. As a member of the Board since 1979, Mr. Wasson has extensive knowledge and experience regarding our business. In addition, Mr. Wasson provides unique insight into the Company’s Laurens County market. Mr. Wasson is a graduate of Clemson University and earned a graduate degree from the University of South Carolina.

J. David Wasson, Jr.
Age	65
Director Since	1979
Term Expiring	2012

Other than Messers Dixon and Erwin, for which disclosure was provided above, the following provides information regarding our other executive officer:

Roy D. Jones Age	42

Business Experience: Mr. Jones has served as Chief Accounting Officer of Palmetto Bancshares, Inc. and The Palmetto Bank since November 2010. In addition, Mr. Jones was appointed Chief Financial Officer of Palmetto Bancshares, Inc. and The Palmetto Bank in February 2011. Prior to being hired by the Company, Mr. Jones was employed by The South Financial Group most recently as Executive Vice President – Director of Finance and Investor Relations. While at The South Financial Group, Mr. Jones also served in the role of Senior Vice President – Director of Money Markets and Derivatives. Between 2001 and 2004, Mr. Jones served as Chief Financial Officer and Senior Vice President – Corporate Development for CNB Florida Bancshares, Inc. (acquired by The South Financial Group in 2004). Mr. Jones served in various capacities for Bank of America from 1997 until 2001. Prior to his service with Bank of America, he served in financial reporting roles for two companies. Mr. Jones began his career with Price Waterhouse LLP in 1990.

Additional Information: Mr. Jones has extensive accounting and financial reporting expertise from his years of business experience and has worked with small community banks to some of the largest national banks. His background has provided him with substantial banking, regulatory, management and financial reporting, and risk management experience. Mr. Jones received a Bachelor of Business Administration with a major in accounting from the University of North Florida and a Master of Accounting degree from the University of Florida and is a Certified Public Accountant.

Family Relationships

There are no family relationships among members of our Board of Directors.

DIRECTOR COMPENSATION

The table below provides information on 2010 compensation for nonemployee directors. The Company offers reimbursement to directors for expenses incurred in their Board service, including the cost of attending Board and committee meetings. Effective January 1, 2010, no employee directors receive compensation for their Board service. In addition, Mr. Erwin and Mr. Dixon did not receive any director compensation for their Board service during 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
W. Fred Davis, Jr.	25,000	—	—	25,000
David P. George, Jr.	20,500	—	—	20,500
Michael D. Glenn	28,000	—	—	28,000
Robert B. Goldstein	4,500	2,600	—	7,100
John T. Gramling, II	25,000	—	—	25,000
John D. Hopkins, Jr.	28,000	—	—	28,000
James J. Lynch	4,500	2,600	—	7,100
Sam B. Phillips, Jr.	25,000	—	3,120	28,120
Albert V. Smith	20,500	—	—	20,500
Ann B. Smith	25,000	—	—	25,000
E. Keith Snead, III	25,000	—	—	25,000
Jane S. Sosebee	28,000	—	—	28,000
L. Stewart Spinks	28,000	—	—	28,000
John P. Sullivan	4,500	2,600	—	7,100
J. David Wasson, Jr.	28,000	5,200	—	33,200

In connection with our Private Placement, the Company was required to reduce the size of the Board from 15 members to 11 members upon consummation of the private placement in October 2010. As part of this reduction, two of our directors whose terms expired at the 2010 Annual Meeting of Shareholders, David P. George, Jr. and Albert V. Smith, concluded not to stand for reelection. As a result, these two directors ceased to be directors after August 6, 2010. Further, on October 12, 2010, W. Fred Davis, Jr.; John T. Gramling, II; Sam B. Phillips, Jr.; Ann B. Smith; and Edward K. Snead, III notified the Company and the Bank of their decision to retire from the Boards effective October 12, 2010. For additional discussion regarding our Private Placement, see Part II, Item 7., Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Part II, Item 8., Financial Statements and Supplementary Data, included in our Annual Report for the year ended December 31, 2010.

To assist in the determination of compensation to our directors, in 2010 the Company engaged a national benefits consulting firm to perform a review of the director compensation, including a peer comparison to other banks of similar asset size and business activities. The compensation paid to our directors in 2010 is consistent with the results of the review. Effective January 1, 2011, the annual retainer of $10,000 paid to our directors will be paid in common stock of the Company, and each director will receive a monthly fee of $1,500 payable in cash. Committee chairs and the Lead Director will be paid incremental annual retainers in cash for the additional time required to fulfill the duties and responsibilities of those roles.

Cash Compensation to Directors

Board members as of January 1, 2010 received an annual cash retainer of $10,000 for services provided as directors including, but not limited to, committee membership and related responsibilities. In addition, during 2010, members of the Board received monthly cash fees of $1,500. Directors of the Company also serve on the Board of Directors of the Bank. Directors receive no additional compensation related to their service on the Bank’s Board. If a director misses more than one Board meeting in a calendar year and the Board does not excuse such absences, the director forfeits his or her monthly fee. During 2010, no directors forfeited monthly fees as a result of unexcused absences.

Messers Goldstein and Sullivan retain 20% of their director fees with the remaining 80% being paid to CapGen. Patriot retains 100% of the director fees relative to Mr. Lynch’s service as a member of the Board.

Equity Compensation to Directors

Directors are eligible to participate in the 2008 Restricted Stock Plan. When the Board and shareholders approved the Plan, the guidelines for restricted stock awards included the following related to directors:

Appointment or election of new directors to the Board—1,000 shares

Re-election of sitting directors to the Board—2,000 shares

These are general guidelines for restricted stock awards under the plan and actual grants must still be approved by the Compensation Committee.

To date, the term and conditions of grants to directors under these plans have been the same as for grants to employees. Shares of restricted stock granted under the 2008 Restricted Stock Plan are subject to restrictions requiring continuous service for a specified time period following the date of grant. During this period, the holder is entitled to full voting rights and dividends.

All shares issued under the 2008 Restricted Stock Plan through December 31, 2010 have a five year vesting period and have the right to vote and receive dividends. Awards under this plan are not transferrable except by will, by the laws of descent and distribution, and pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or in Title I of the Employee Retirement Income Security Act, or the rules of the plan.

Messers Goldstein, Lynch, and Sullivan were each granted 1,000 restricted stock awards during 2010 as a result of their appointment to the Board. Although these awards vest over a five year term, the first fifth vested immediately upon grant to satisfy the requirement of the South Carolina State Board of Financial Institutions that each director personally own common stock of at least $500. Mr. Wasson was granted 2,000 restricted stock awards during 2010 because of his re-election to the Board in 2009 at which time no restricted stock awards were granted. Mr. Wasson’s awards vest over a five year term beginning on the first annual anniversary date of grant.

For awards of common stock, the aggregate grant date fair value is computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. All such awards were granted on November 22, 2010 at which time the fair value of the Company’s common stock was $2.60 per share.

All Other Compensation to Directors

Sam B. Phillips, Jr. was re-elected to the Board by the shareholders in 2009 and therefore normally would have received a restricted stock award grant of 2,000 shares at that time. Subsequently, Mr. Phillips retired from the Board on October 12, 2010 at which time he would have been vested in 400 shares. Since he was no longer a director at the time the restricted stock grants were made by the Board on November 22, 2010, the amount included in the All Other Compensation column of the Director Compensation table above represents the economic value of the vested common shares based on the stock price at the date of grant in May 2009 which was paid to Mr. Phillips in cash in December 2010.

CORPORATE GOVERNANCE

The Board is committed to sound and effective corporate governance principles and practices. Since 2009, as part of its ongoing self-assessment process and in light of the Company’s poor financial results, the Board focused on its governance roles and processes to improve the risk management oversight of the Company, refine the roles and responsibilities of the Board and Board Committees, and support an overall healthy corporate culture. In 2009, the Board performed a self-assessment facilitated by an external consultant including comparisons to best practices from recognized authorities such as the Business Roundtable, CalPERS, and the national stock exchanges. In 2010, the Board and Board Committees updated this self-assessment and made additional improvements. The results of the Board’s self-assessments and enhancements to its oversight of the Company are described in more detail below.

Codes of Ethics

Each member of the Board is held to the standards outlined in the Code of Ethics for Executive Management and Senior Financial Officers, which states our policy and standards for ethical conduct and our expectation that all subjected parties will act in a manner that serves the best interests of the Company. We expect all of our employees to adhere to these standards of ethics and business conduct with other employees, customers, shareholders, and the communities we serve and to comply with all applicable laws, rules, and regulations that govern our business. Accordingly, we have in effect a code of ethics for all employees. Shareholders and other interested persons may view our Codes of Ethics on our website, www.palmettobank.com.

Director Election Standard

Our Bylaws provide that directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the Meeting.

Director Independence

Annually the Board affirmatively determines the independence of each director and each nominee for election as a director. Under the NYSE rules, in order for a director to be considered independent, the Board must determine that the director has no direct or indirect material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making its independence determinations, the Board considers the NYSE’s “bright line” standards of independence. Since our common stock is not currently traded on any exchange, we elect to comply with the NYSE’s standards of independence.

To determine each director’s independence from management of the Company, the Board considered information in 2010 regarding banking and financial services, commercial, charitable, familial, and other ordinary course relationships with the Company. The Board also considered relationships between each director, his or her respective immediate family members, and / or certain entities affiliated with such directors and immediate family members and the Company. After reviewing this information, the Board determined that during 2010, except for Mr. Dixon, Mr. Erwin, and Mr. Patterson, who were employees of the Company during 2010, all current directors and director nominees were independent under the NYSE rules. Mr. Patterson retired from his position with the Company on December 31, 2010. However, under NYSE rules, Mr. Patterson will not be considered independent for a period of three years following his retirement. Currently, nine of the Board’s eleven directors are non-management directors of which eight are independent under the NYSE rules.

The Board has considered and determined that the following types of relationships between a director, his or her immediate family members and / or certain entities affiliated with a director and his or her immediate family members and the Company are not material relationships for purposes of determining whether a director is independent:

•

A relationship, transaction, or arrangement involving any banking or financial services the Company offers to its customers, if such relationship, transaction, or arrangement is in the ordinary course of business, is on substantially the same terms as those prevailing for comparable transactions with persons not affiliated with the Company, complies with applicable banking laws, and, to the extent applicable, if such relationship, transaction or arrangement is with an entity where the director is an employee or an immediate family member is an executive officer, the payments to, or payments received from, the Company for such banking or financial services are, in any fiscal year, less than the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

•

A business relationship, transaction, or arrangement involving property or nonfinancial services, or other standard contractual arrangements (including standard lease agreements for the Company’s branch offices or other premises), if such relationship, transaction, or arrangement is in the ordinary course of business, is on substantially the same terms as those prevailing for comparable transactions with persons not affiliated with the Company, and the payments to, or payments received from, the Company for such property or non-financial services, or under such contractual arrangement, are, in any fiscal year, less than the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

•

A relationship, transaction or arrangement with an entity that is providing legal services to the Company, if neither the director nor the immediate family member performs the services to the Company, and such relationship, transaction or arrangement is otherwise immaterial under the Board’s categorical standards;

•

Contributions made by the Company or a Company-sponsored charitable foundation to a tax-exempt organization where a director or an immediate family member of the director serves or is employed as an executive officer, or where a director serves as chairman of the board, if the contributions in any fiscal year, excluding the Company’s matching funds, are less than the greater of $1 million or 2% of the tax-exempt organization’s consolidated gross revenues;

•

Employment by the Company of an immediate family member if the family member was not or is not one of our executive officers, does not reside in the same home as the director, and we provide compensation and benefits to the person in accordance with our employment and compensation practices applicable to employees holding comparable positions; and

•

Any other relationship, transaction, or arrangement between the Company and an entity where a director or an immediate family member serves solely as a non-management board member, a member of a trade or other similar association, an advisor or a member of an advisory board, a trustee, a limited partner, an honorary board member or trustee, or in any other similar capacity with such entity, or where an immediate family member is employed by such entity in a non-executive officer position.

The Board determined that there were no such relationships that impaired the independence of any current directors or director nominees as defined by the NYSE “bright line” independence standards.

Board Leadership Structure and Independent Lead Director

The Board does not currently have a fixed policy regarding the separation of the offices of Chairman and Chief Executive Officer and believes that it should maintain the flexibility to select the Chairman and its Board leadership structure based on the criteria that it deems to be in the best interests of the Company and its shareholders. However, during 2010, the offices of the Chairman of the Board and the Chief Executive Officer were separate, with Mr. Patterson serving as Chairman and Mr. Erwin serving as Chief Executive Officer.

We believe it is the Chief Executive Officer’s responsibility to manage the day to day operations of the Company and the Chairman’s responsibility to lead the Board. In making the decision for these roles to be separate, we currently believe it is beneficial to have a chairman whose sole job is leading the Board and providing oversight to management. Additionally, the Board considered the time that Mr. Erwin will be required to devote as Chief Executive Officer in the current economic environment. By having another director serve as chairman of the Board, Mr. Erwin is able to focus his attention on managing the Company. This will also ensure there is no duplication of effort between the Chief Executive Officer and the Chairman. We believe this structure provides strong leadership for the Board, while also positioning the Chief Executive Officer as the leader of the Company in the eyes of our customers and clients, employees, and other stakeholders.

The Company is a financial institution and both Mr. Patterson and Mr. Erwin have extensive years of banking experience at the Company, as well as other financial institutions (see Director Nominees for Election above for discussion regarding the business experience of Mr. Patterson and Mr. Erwin), and have the knowledge, expertise, and experience to understand the opportunities and challenges facing the Company, as well as the leadership and management skills to promote and execute the Company’s values and strategy, particularly during the current difficult economic environment. The Board believes that separating the Chairman and Chief Executive Officer positions is the right corporate governance structure for the Company at this time because it most effectively utilizes Mr. Patterson’s and Mr. Erwin’s experience and knowledge regarding the Company and the financial services industry, including by allowing them to lead and participate in, respectively, Board discussions regarding the Company’s business and strategy.

The Board recognizes the importance of strong independent leadership on the Board. Accordingly, in addition to maintaining a significant majority of independent directors, the Board utilizes the position of a Lead Director. Michael D. Glenn currently serves as the Board’s Lead Director. The Board believes that the Lead Director structure provides additional leadership, oversight, and benefits for the Company. The duties and responsibilities of the Lead Director include the following:

•	Together with the Chairman and CEO, with input from the other directors, approving Board meeting agendas;

•	Together with the Chairman and CEO, with input from the other directors, approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•

Presiding at executive sessions or special meetings of independent directors and, as appropriate, providing feedback to the Chairman and CEO and otherwise serving as a liaison between the independent directors and the Chairman and CEO;

•	Calling executive sessions of the Board of the independent directors and advising the Chairman and CEO of actions or deliberations at such sessions;

•	Working with committee chairs to ensure coordinated coverage of Board responsibilities;

•

Facilitating communication between the Board and management, including advising the Chairman or the CEO of the Board’s informational needs and approving the types and forms of information sent to the Board;

•	Serving as an additional point of contact for Board members and shareholders;

•	Acting as a “sounding board” and mentor to the Chairman and CEO;

•	Staying informed about the strategy and performance of the Company and reinforcing that expectation for all Board members; and

•	To date, serving as the Chairman of the Corporate Governance and Nominating Committee of the Board.

The Board’s Role in Risk Oversight

The role of the Board in risk oversight has become increasingly important given the economic challenges of the past few years and as public expectations for board engagement increased. Risk is a pervasive part of everyday business and organizational strategy and the complexity and overall pace of change have increased the volume and complexities of risks facing financial institutions. The financial services crisis and challenging economy over the past few years, including the significant impact on the banking industry, have demonstrated that the Board must play a critical role in overseeing the risk management of the Company.

The challenge facing boards is how to effectively oversee the organization’s enterprise-wide risk management in a way that balances managing risks while also taking appropriate risks to add value to the organization. As a result of the financial crisis that impacted the Company starting in early 2009, management and the Board are increasingly focused on enterprise risk management to better connect risk oversight and shareholder value. Enterprise risk management is a process that provides a robust and holistic top-down view of key risks facing the Company, including a more proactive and forward-looking approach to identify and manage risks before they negatively impact the Company. Through a more intentional and structured risk management approach, the Board is better positioned to ensure the achievement of the Company’s strategic objectives that will result in improved longer-term Company performance.

The Board plays a critical role in overseeing our enterprise-wide approach to risk management. Management is accountable to the Board, and the Board’s focus on effective risk oversight is critical to setting the tone and culture towards effective risk management through strategy setting, formulating high level objectives, and approving broad-based resource allocations and investments. The Board uses its Committees to carry out certain of its risk oversight duties. While risk oversight is a full Board responsibility, a key component of this process is ensuring that the relevant Board Committees address the relevant risks in their areas of governance while focusing on strategic risk issues in the full Board discussion. See Corporate Governance—Committees of the Board below for a discussion of how each of the Board’s Committees is responsible for oversight of specific risks as outlined in each of its charters.

Each Board Committee and its chair work with management in overseeing particular risks, and each Committee receives reports and information regarding risk issues directly from management. Committee chairs also talk with management outside of regular Committee meetings and receive updates on risk issues. The full Board receives written and oral reports at each of its meetings from the Committee chairs about Committee activities.

While the Board oversees the Company’s enterprise risk management, management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

To improve further the Company’s risk management approach, in 2009, the Board appointed a Chief Risk Officer for the Company. The Chief Risk Officer reports to the Board at each regular Board meeting and also attends most committee meetings of the Board to discuss risk and internal control issues. In addition, during 2010 and continuing into 2011, the various lines of business and departments of the Company began developing and reporting to the Board department-level dashboards with department-specific risk information and trends.

During 2010, in addition to its regulatory oversight responsibilities, the Regulatory Oversight Committee expanded its responsibilities and assumed responsibility for overall enterprise risk management. As a result, the Committee’s name was changed to the Regulatory Oversight and Risk Management Committee. See Corporate Governance—Committees of the Board below for a discussion regarding the responsibilities and duties of this Committee.

The Company believes that increased engagement by the Board in enterprise risk management will improve our overall risk management approach to avoid the recurrence of the significant negative issues that impacted the

Company in 2009 and 2010. The Board will continue to focus on significant risk exposures and the inter-related nature of risks across the Company.

Communications from Shareholders to Directors

The Board believes that it is important that a direct and open line of communication exist between the Board and its shareholders and other interested parties. Therefore, the Board has established the procedures described below for shareholder communications with directors.

Shareholders may communicate with the Chairman of the Board, Lead Director, chairs of the Board’s Committees or with the directors as a group by sending an email to directorcommunications@palmettobank.com or by sending written correspondence to 306 East North Street, Greenville, South Carolina, 29601 Attention: Director Communications. The email or written correspondence should specify which of the foregoing persons or group is the intended recipient. All communications received in accordance with these procedures will be forwarded to the intended recipient unless it is determined that the communication does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its Committees; relates to routine or insignificant matters that do not warrant the attention of the Board; is an advertisement or other commercial solicitation or communication; is frivolous or offensive; or is otherwise not appropriate for delivery to the intended recipient.

The recipient who ultimately receives any such communication has discretion to determine whether the subject matter of the communication should be brought to the attention of the Chairman of the Board, Lead Director, full Board or one of its Committees and whether any response to the person sending the communication is appropriate. Any such response will be made in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

Process of Evaluating Director Candidates

The Corporate Governance and Nominating Committee is responsible for managing the director nomination process, which includes identifying, evaluating, and recommending for nomination candidates for election as new directors and incumbent directors. The goal of the Corporate Governance and Nominating Committee’s nominating process is to assist the Board in attracting and retaining competent individuals with the requisite management, financial, and other expertise who will act as directors in the best interests of the Company and its shareholders. As required by its charter, the Corporate Governance and Nominating Committee reviews the composition of the Board in light of its understanding of the backgrounds, industry, professional experience, and various geographic and demographic communities represented by current members. The Corporate Governance and Nominating Committee also reviews Board self-evaluations and information with respect to the business and professional expertise represented by current directors in order to identify any specific skills desirable for future Board members. It also monitors the expected service dates of Board members, any planned retirement dates, and other anticipated events that may impact a director’s continued ability to serve.

Although the Corporate Governance and Nominating Committee does not have a specific policy regarding diversity, the Corporate Governance and Nominating Committee will consider, in identifying first-time candidates, nominees for director, or evaluating individuals recommended by shareholders, the current composition of the Board in light of the communities and geographies we serve and the interplay of the candidate’s or nominee’s diverse individual experience, education, skills, background, and other qualities and attributes with those of the other Board members. The Corporate Governance and Nominating Committee incorporates this broad view of diversity into its review and evaluation of new candidates and incumbent nominees in its director nomination process to ensure that the Board’s composition reflects the particular needs of the Board and the Company, and the Corporate Governance and Nominating Committee and the Board monitor its effectiveness through the Corporate Governance and Nominating Committee’s and Board’s self-

evaluation process. As described above under Director Nominees for Election, the Corporate Governance and Nominating Committee and the Board believe that the current composition of the Board reflects a group of highly talented individuals with diverse backgrounds, skills, professional and industry experience, and other personal qualities and attributes best suited to perform oversight responsibilities for the Company and its shareholders.

The Corporate Governance and Nominating Committee identifies potential candidates for first-time nomination as a director primarily through recommendations it receives from our current Board members, our Chairman or Chief Executive Officer, and our contacts in the communities we serve. The Corporate Governance and Nominating Committee also has the authority to conduct a formal search using an outside search firm selected and engaged by the Corporate Governance and Nominating Committee to identify potential candidates. While the Committee may receive nominations from the Chairman or Chief Executive Officer, the Committee retains the sole discretion to determine whether these candidates will be nominated for appointment to the Board.

The Corporate Governance and Nominating Committee and the Board strive to maintain a Board that demonstrates objectivity and the integrity on an individual and collective basis. The Corporate Governance and Nominating Committee considers the needs of the Board and the Company in light of the current mix of director skills and attributes. The Corporate Governance and Nominating Committee seeks the following qualifications and characteristics when evaluating a director candidate:

•	A reputation for integrity, honesty, candor, fairness, and discretion;

•	A high degree of expertise in his or her chosen field of endeavor, which area of expertise should have some relevance to banking;

•	A knowledge, or willingness and ability to obtain knowledge, of the critical aspects of banking; and / or

•	Experience and skill in serving as a competent overseer of, and trusted advisor to, senior management of a publicly-held corporation.

Additionally, nominees for the Board should contribute to the mix of skills, core competencies, and qualifications of the Board of through expertise in one or more of the following areas:

•	Banking and other financial services;

•	Accounting and finance;

•	Legal;

•	Mergers and acquisitions;

•	Leadership, business and management;

•	Strategic planning;

•	Government relations;

•	Investor relations;

•	Executive leadership development; and

•	Human resources and executive compensation.

The Corporate Governance and Nominating Committee will determine, in its discretion after considering all factors it considers appropriate, whether a potential nominee meets these qualifications and also will consider the composition of the entire Board in light of the various other factors described above. If a candidate passes this initial review, the Corporate Governance and Nominating Committee will arrange an introductory meeting with the candidate and our Chairman and Chief Executive Officer, and the Corporate Governance and Nominating Committee Chair and/or other directors to determine the candidate’s interest in serving on our Board. If the candidate is interested in serving on our Board, members of the Corporate Governance and Nominating Committee, together with several members of the Board, our Chairman and Chief Executive Officer, and, if appropriate, other key executives of the Company, then conduct an interview with the candidate. If the Board and the candidate are both still interested in proceeding, the candidate will provide us additional information for use in determining whether the candidate satisfies the applicable requirements applicable to members of the Board and its committees and for making any required disclosures in our Proxy Statement. Assuming a satisfactory conclusion to the process outlined above, the Corporate Governance and Nominating Committee then presents the candidate’s name for approval by the Board or for nomination for approval by the shareholders at the next shareholders meeting, as applicable.

The Corporate Governance and Nominating Committee will consider an individual recommended by one of our shareholders for nomination as a new director if the shareholder making the recommendation follows the procedures for submitting a proposed nominee’s name required by our Bylaws and as described under Shareholder Information for Future Annual Meetings—Advance Notice Procedures. In order for the Corporate Governance and Nominating Committee to consider a shareholder-proposed nominee for election as a director, the shareholder must submit the name of the proposed nominee, in writing, by sending an email to directorcommunications@palmettobank.com or written notice to 306 East North Street, Greenville, South Carolina, 29601 Attention: Director Communications. All such submissions must include the following information:

•	The shareholder’s name and address and the number of shares of our common stock he or she beneficially owns;

•	The name of the proposed nominee and the number of shares of our common stock he or she beneficially owns;

•

Sufficient information about the nominee’s experience and qualifications for the Corporate Governance and Nominating Committee to make a determination whether the individual would meet the qualifications for directors; and

•	Such individual’s written consent to serve as a director of the Company, if elected.

Based on a preliminary assessment of a candidate’s qualifications, the Corporate Governance and Nominating Committee may conduct interviews with the candidate and request additional information from the candidate. The Corporate Governance and Nominating Committee uses the same process for evaluating all nominees, including those recommended by shareholders.

Our Corporate Secretary will present all shareholder-proposed nominees to the Corporate Governance and Nominating Committee for its consideration. The Corporate Governance and Nominating Committee has the right to request, and the shareholder will be required to provide, any additional information with respect to the shareholder nominee as the Corporate Governance and Nominating Committee may deem appropriate or desirable to evaluate the proposed nominee in accordance with the nomination process described above.

Board and Committee Meetings; Shareholder Meeting Attendance

We have not established a formal policy regarding director attendance at annual meetings of shareholders; however, all directors are expected to attend each annual shareholders meeting. Directors are also expected to attend all Board meetings and meetings of committees on which they serve. A majority of the directors and all nominees for director in 2010 attended the annual meeting of shareholders in August 2010.

The Board held sixteen meetings during 2010. Each director attended at least 75% of the total number of 2010 meetings of the Board and committees on which he or she served. As part of its governance practices, in 2010, the Board met in executive session chaired by the Lead Director without management during fifteen of its 2010 meetings.

Committees of the Board

The Board has established six Committees. These Committees act on behalf of the Board and report on their activities to the entire Board through written meeting minutes and oral reports. The following table provides Committee membership information for each of the independent directors as of the date of this Proxy Statement.

Name	Audit		Compensation		Corporate Governance and Nominating		Credit		Regulatory Oversight and Risk Management		Trust
Michael D. Glenn					X	*	X		X
Robert B. Goldstein					X		X		X
John D. Hopkins, Jr.			X		X		X	*
James J. Lynch					X
Jane S. Sosebee			X						X	*	X	*
L. Stewart Spinks	X	*					X				X
John P. Sullivan	X		X
J. David Wasson, Jr.	X		X	*							X
Meetings during 2010	7		7		6		12		10		4

*	Committee Chair

Each Committee of the Board operates under a written charter that addresses its purpose, authority, and responsibilities and contains other provisions relating to, among other matters, membership and meetings. The Committee charters require the Committees to review their performance annually. During 2010, the Committees also reviewed and assessed the adequacy of their charters and the Board approved all charter amendments in February 2011. The Committee charters are posted on our website which may be viewed at www.palmettobank.com. Annually, each Committee also determines written Committee objectives and reports to the Board their progress on achieving those objectives.

Audit

The Audit Committee’s primary role is to assist the Board in fulfilling its oversight of the accounting and financial reporting processes of the Company, including the preparation of the Company’s financial statements in accordance with generally accepted accounting principles, rules of the SEC, and banking regulatory rules. The Audit Committee’s primary roles are to:

•	Monitor the integrity of the Company’s financial statements and the financial reporting process, including the Company’s internal control over financial reporting;

•	Monitor the Company’s compliance with legal and regulatory requirements including the Company’s disclosure controls and procedures;

•	Monitor the independent registered public accounting firm’s qualifications, independence and performance;

•	Appoint, compensate, approve, and oversee the work of any independent registered public accounting firm; and

•	Monitor the performance of the Company’s internal audit function.

The Audit Committee also performs the Audit Committee and fiduciary functions required for our bank subsidiary in accordance with federal banking regulations. Additionally, the Audit Committee prepares the Audit Committee Report included in our annual Proxy Statement in accordance with SEC rules.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent registered public accounting firm as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

Under its charter, the Audit Committee must have a minimum of three independent members. Each of the three Audit Committee members is independent under the NYSE rules. Additionally, no Audit Committee members serve on the audit committee of more than three public companies. The Audit Committee meets at least quarterly and may call special meetings. As permitted by its charter, the Audit Committee has delegated preapproval authority for audit and permissible nonaudit services to a designated member of the Audit Committee for time-sensitive engagements.

During 2010, the independent members of the Audit Committee met regularly in executive session with the Chief Internal Auditor and with the independent registered public accounting firm. The Audit Committee believes that these meetings ensure that the Audit Committee has direct access to information needed to monitor the Company’s processes as described above.

Audit Committee Financial Expert

The Board has determined that John P. Sullivan is an “audit committee financial expert” as defined in Item 407(d)(5) of the SEC’s Regulation S-K under the Securities Exchange Act of 1934. Mr. Sullivan is “independent” as defined in Item 407(a) of Regulation S-K. Mr. Sullivan was appointed to serve on the Audit Committee on October 12, 2010 and was determined by the Audit Committee to be the “audit committee financial expert” on December 10, 2010.

Prior to the determination that Mr. Sullivan was an “audit committee financial expert,” the Board of Directors determined that the Audit Committee did not have an Audit Committee financial expert nor did its membership include an independent individual who qualified as an Audit Committee financial expert. The Board did, however, believe that the members of the Audit Committee at that time were capable of satisfying their Audit Committee responsibilities based on their experience and background. Additionally, the Board believed that Lee S. Dixon is a financial expert, as that term is defined by applicable SEC rules, with such expertise being part of the rationale for appointing Mr. Dixon to the Board in 2009; however, as a member of management Mr. Dixon is not an independent director and therefore does not meet the requirements to be considered an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Compensation

The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to the Company’s compensation philosophy and practices. This responsibility included the:

•	Compensation and remuneration of the named executive officers;

•	Oversight of the Company’s officer incentive plans;

•	Reviews and recommendations related to the Company’s employee benefit plans; and

•	Recommendations related to compensation for the Board.

The Compensation Committee is also responsible for producing, in accordance with the rules and regulations of the SEC, applicable compensation information for inclusion in the Company’s annual Proxy Statement.

The Compensation Committee’s guiding philosophy is as follows, with a focus on ensuring compensation practices are aligned with sound risk management:

•	Use its best efforts to develop compensation policies that create a direct relationship between pay levels, corporate performance and long-term return to shareholders;

•

Ensure that compensation policies, including any incentive compensation, appropriately balance risk and reward and are compatible with the effective controls and risk-management that the Company has established and do not encourage inappropriate risks that could lead to a material financial loss for the Company; and

•

Monitor the results of such policies to assure that compensation payable to the Company’s senior executive officers provides overall competitive pay levels, creates proper incentives to enhance shareholder value, rewards superior performance, and is justified by the returns available to shareholders, particularly when compared to the returns received by the shareholders of the Company’s principal competitors.

In discharging its duties, the Compensation Committee is empowered to investigate any matter within the scope of its responsibilities. The Compensation Committee has resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate without seeking approval of the Board or management. With respect to compensation consultants retained to assist in the evaluation of the Chairman, Chief Executive Officer, Chief Operating Officer or named executive officer compensation, this authority shall be vested solely in the Compensation Committee.

Where legally permissible, the Compensation Committee also has the authority to delegate its responsibilities, as the Compensation Committee may deem necessary or appropriate in its sole discretion.

Under its charter, the Compensation Committee must have a minimum of three independent members. The Compensation Committee meets at least annually and may call special meetings.

Information about director compensation and the Compensation Committee’s involvement in its determination, see Director Compensation above.

Corporate Governance and Nominating

The Corporate Governance and Nominating Committee’s primary role is to assist the Board in fulfilling its responsibilities with respect to Board and Board committee membership, shareholder proposals, and corporate governance practices consistent with the Company’s intention to voluntarily adopt various “best practices.” The Corporate Governance and Nominating Committee’s primary duties and responsibilities are to:

•	Establish criteria for Board and Board committee membership and recommend to the Board proposed nominees for election to the Board and for membership on committees of the Board;

•

Make recommendations to the Board regarding proposals submitted to the Board and/or Corporate Governance and Nominating Committee and nominees for director proposed or recommended by shareholders of the Company;

•	Make recommendations to the Board regarding corporate governance practices;

•	Monitor the Board’s and the Company’s compliance regarding corporate governance policies; and

•	Lead the Board in its annual review of the Board’s performance.

Under its charter, the Corporate Governance and Nominating Committee must have a minimum of three independent members. The Corporate Governance and Nominating Committee meets at least twice annually and may call special meetings.

Credit

The Credit Committee’s primary role is to ensure consistency in the assessment and management of credit risk. The Credit Committee:

•	Monitors the Bank’s loan approval process and its loan review program;

•	Monitors the Bank’s allowance for loan losses and its problem loan management program;

•

Approves the Bank’s lending related policies (including matters such as bank-wide credit policy and risk management guidelines, concentration limits, and imposition of limitations on lending categories or sub-groups); and

•	Approves certain loans based on the amount of the loan or director loans.

Under its charter, the Credit Committee must have a minimum of two independent members. The Credit Committee typically holds monthly meetings and may call special meetings.

Regulatory Oversight and Risk Management Committee

The purpose of the Regulatory Oversight and Risk Management Committee is to:

•	Oversee regulatory compliance;

•	Serve as the liaison between the banking regulatory agencies and the Board;

•

Oversee the execution of the Strategic Project Plan adopted in 2009 to address issues related to credit quality, liquidity, capital, earnings, governance, regulatory examinations, and communication; and

•	Oversee the overall enterprise risk management program for the Company, including appropriate risk reporting to the Board.

Under its charter, the Regulatory Oversight and Risk Management Committee must have a minimum of three independent members. The Regulatory Oversight and Risk Management Committee will meet as often as considered necessary in the judgment of such Committee, and the Committee typically meets monthly.

Trust

The purpose of the Trust Committee is to:

•	Evaluate and approve the actions taken by the Trust Officers and the Trust Department’s Administrative and Investment Review Committee;

•	Oversee the fiduciary role of the Trust Department; account maintenance, investment discretion and any other matters, as necessary; and

•	Ensure compliance with all regulatory agencies.

Under its charter, the Trust Committee must have a minimum of three members. The Trust Committee’s charter does not set a minimum annual meeting requirement but requires that regular meetings of the Trust Committee shall be held and special meetings may be held at any time upon call of the Chairman of the Trust Committee. Additionally, the Trust Committee’s Charter provides that management of the Company and / or the Trust Department, or a Trust Officer, shall attend all meetings of the Committee at the invitation of the Committee.

OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION

Transactions with Related Persons

Lending and Other Ordinary Course Bank Services Transactions

During 2010, several of the individuals included within the Security Ownership of Directors and Management table below, which may include some of their respective immediate family members and / or affiliated entities, had loans, other extensions of credit and / or other banking or financial services transactions (such as deposit, trust, brokerage, custody, transfer agent, or similar services) in the ordinary course of business with our Bank subsidiary. All of these lending, banking, and financial services transactions were on substantially the same terms, including interest rates, collateral, and repayment, as those available at the time for comparable transactions with persons not related to the Company, and did not involve more than the normal risk of collectability or present other unfavorable features with the exception of the following:

John T. Gramling, II was a Director with the Company until his retirement from the Board in October 2010. Mr. Gramling is an Owner of River Falls Plantation to which the Bank had outstanding loans during 2010 through three loans, all of which were considered potential problem loans at the time of his retirement. Potential problem loans consist of loans that are generally performing in accordance with contractual terms but for which we have concerns about the ability of the borrower to continue to comply with repayment. Mr. Gramling was a legal Guarantor on each of these loans. The largest aggregate amount of the loans outstanding during 2010 was $4.7 million. At the time of Mr. Gramling’s retirement from the Board, total loans outstanding were $4.2 million. The amount of principal and interest paid on all three loans from January 1 through the date of his retirement from the Board was $559 thousand and $222 thousand, respectively. The interest rate on the loans ranged from 5.25% to 6.50%.

Mr. Grambling retired from the Board effective October 12, 2010.

Top-Tier Bank Holding Company Ownership

As of February 22, 2011, CapGen owns 45.3% of the Company’s outstanding common stock and is considered a top-tier bank holding company for Federal Reserve reporting purposes. As such, CapGen files certain reports with the Federal Reserve reflecting its investment in the Company.

Security Ownership of Management

The following table shows how many shares of common stock our current directors and nominees for director, our named executive officers named in the Summary Compensation Table below, and all directors and executive officers as a group owned on February 22, 2011 and the number of shares they had the right to acquire within 60 days of that date. This table also shows, as of February 22, 2011, the number of common stock units credited to the accounts of our nonemployee directors, named executive officers, and all directors and executive officers as a group under the terms of the applicable benefit available to them.

	Amount and Nature of Ownership (1)
	(a)	(b)	(c)	(d)
Name (1)	Common Stock Owned (2)	Common Stock Units (3)	Options Exercisable within 60 days of February 22, 2011	Total	Percent of Common Stock (4)
Nonemployee Directors and Director Nominees
Michael D. Glenn	30,191	—	—	30,191	(5)
Robert B. Goldstein (6)	22,879,382	800	—	22,880,182	45.3%
John D. Hopkins, Jr.	177,180	—	1,000	178,180	(5)
James J. Lynch (7)	9,678,475	800	—	9,679,275	19.2%
Jane S. Sosebee	11,605	—	5,000	16,605	(5)
L. Stewart Spinks	44,407	—	3,000	47,407	(5)
John P. Sullivan (6)	22,879,382	800	—	22,880,182	45.3%
J. David Wasson, Jr.	47,491	2,000	—	49,491	(5)

Named Executive Officers
Lee S. Dixon *	68,537	6,000	—	74,537	(5)
Samuel L. Erwin *	70,307	8,000	—	78,307	(5)
L. Leon Patterson *	577,726	—	—	577,726	(5)

Directors and Executive Officers as a Group (12 people)	33,589,347	21,900	9,000	33,620,247	66.6%

*	Also a director.

(1)	Unless otherwise stated in the footnotes below, each of the named individuals and each member of the group has sole voting and investment power for all shares of common stock shown in the table.

(2)	For the following directors, named executive officers, and for all directors and executive officers as a group, the share amounts shown in column (a) of the table include certain shares over which they may have shared voting and investment power:

•	The number of shares of common stock beneficially owned by Mr. Glenn includes 9,500 shares held in an IRA account.

•	The number of shares of common stock beneficially owned by Mr. Goldstein includes 22,878,412 shares issued to CapGen for which Mr. Goldstein is a Principal.

•

The number of shares of common stock beneficially owned by Mr. Hopkins includes 82,000 shares held in an IRA account, 4,000 shares owned by Mr. Hopkin’s wife, and 1,000 shares held as custodian for each of his son and daughter.

•	The number of shares of common stock beneficially owned by Mr. Lynch includes 9,674,429 shares issued to Patriot for which Mr. Lynch is a Partner.

•

The number of shares of common stock beneficially owned by Ms. Sosebee includes 2,775 held in her name as trustee for the benefit of herself and 4,500 shares held in her husband’s name as trustee for the benefit of her husband.

•	The number of shares of common stock beneficially owned by Mr. Sullivan includes 22,878,412 shares issued to CapGen for which Mr. Sullivan is Managing Director.

•	The number of shares of common stock beneficially owned by Mr. Wasson includes 2,400 shares owned with his wife and 28,845 shares held in an IRA account.

•	The number of shares of common stock beneficially owned by Mr. Dixon includes 57,692 shares held in an IRA account and 400 shares held as custodian for his two daughters.

•	The number of shares of common stock beneficially owned by Mr. Erwin includes 1,000 shares held as custodian for each of his two sons.

•

Of these shares of common stock beneficially owned, 31,490 shares are held in Mr. Patterson’s 401(k) account, Mr. Patterson’s wife owns 54,014 shares, and Mr. Patterson’s wife and her mother own 20,537 shares.

(3)	The amounts shown include unvested shares of common stock allocated to the account of each individual under the Company’s 2008 Restricted Stock Plan as of February 22, 2011. The following table summarizes the vesting of these shares of common stock:

Name	Vesting Terms

Robert B. Goldstein	1,000 granted November 22, 2010. 200 vested on November 22, 2010. 200 shares vest annually on November 22 through November 22, 2014.

James J. Lynch	1,000 granted November 22, 2010. 200 vested on November 22, 2010. 200 shares vest annually on November 22 through November 22, 2014.

John P. Sullivan	1,000 granted November 22, 2010. 200 vested on November 22, 2010. 200 shares vest annually on November 22 through November 22, 2014.

J. David Wasson, Jr.	2,000 granted November 22, 2010. 400 vest annually on November 22 through November 22, 2015.

Lee S. Dixon	7,500 granted October 20, 2009. 1,500 shares vested July 1, 2010. 1,500 shares vest annually on July 1 through July 1, 2014.

Samuel L. Erwin	10,000 granted October 20, 2009. 2,000 shares vested July 1, 2010. 2,000 shares vest annually on July 1 through July 1, 2014.

(4)	The percentages of total beneficial ownership have been calculated based upon 50,513,722 shares (the shares of common stock outstanding as of February 22, 2011).

(5)	This director or named executive officer does not beneficially own more than 1% of our outstanding common stock.

(6)	Robert B. Goldstein and John P. Sullivan serve as Principal and Managing Director of CapGen, respectively. Accordingly, securities owned by CapGen are regarded as being beneficially owned by Robert B. Goldstein and John P. Sullivan. As such, 22,875,336 shares are included in both Mr. Goldstein’s and Mr. Sullivan’s beneficial holdings in the table above. Therefore, the total share amounts owned by the group of 12 directors and executive officers reflect a reduction of this duplicative amount.

(7)	Patriot Financial Partners, GP, L.P. is a general partner of each Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. and Patriot Financial Partners, GP, LLC is a general partner of Patriot Financial Partners, GP, L.P. In addition, each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch are general partners of the Funds and Patriot Financial Partners, GP, L.P. and members of Patriot Financial Partners, GP, LLC. Accordingly, securities owned by Patriot may be regarded as being beneficially owned by Patriot GP, Patriot LLC and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch.

Security Ownership of Certain Beneficial Owners

We inquire of directors regarding their knowledge of beneficial owners who may own more than five percent of our common stock. In addition, our Secretary reviews ownership records to determine any beneficial owners that may own greater than five percent of our common stock. The following table summarizes, as of February 22, 2011, persons or groups who beneficially owned more than five percent of the outstanding shares of our common stock.

	Common Stock Beneficially Owned
Name and Address of Benficial Owner	Shared Voting Power	Shared Investment Power	Percent of Common Stock *
CapGen Financial Partners	22,885,028	22,885,028	45.3%
280 Park Avenue
40th Floor West, Suite 401
New York, New York 10017

Patriot Financial Partners, L.P.	9,679,275	9,679,275	19.2%
Cira Centre
2929 Arch Street, 27th Floor
Philadelphia, Pennsylvania 19104

Sandler O’neil Asset Management	3,975,000	3,975,000	7.9%
780 Third Avenue, 5th Floor
New York, New York 10017

*	The percentages of total beneficial ownership have been calculated based upon 50,513,722 shares (the shares of common stock outstanding as of February 22, 2011).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and related regulations require our directors, executive officers, and anyone holding more than 10% of our common stock to report their initial ownership of our common stock and any changes in that ownership to the SEC. We are required to disclose in this Proxy Statement the failure to file these reports by any reporting person when due. Except as described in this paragraph, all reporting persons of the Company satisfied these filing requirements with regard to initial ownership and ownership change reporting relative to 2010. As a result of nontimely communication of the transaction, one Form 4 was not filed timely to report a sale by John D. Hopkins, Jr. As a result of an EDGAR OnlineForms Management error, required Form 4s were not filed timely to report one transaction ownership change for Michael D. Glenn; John T. Gramling, II; L. Leon Patterson; L. Stewart Spinks; and J. David Wasson, Jr. and to report two transaction ownership changes for Lee S. Dixon and Samuel L. Erwin. In each case, the reports were subsequently filed immediately after becoming aware of the transactions or the submission errors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overall Context for 2010 Compensation Program

During 2010, the Company’s compensation program was impacted by the Company’s financial condition and regulatory and legislative mandates including:

•	The Company incurred a net loss in 2010 and 2009;

•	The new executive management team’s assumption of their current roles in 2009 and first full year of providing leadership in 2010;

•	A Consent Order entered into by the Board of Directors, the Federal Deposit Insurance Corporation and South Carolina State Board of Financial Institutions in June 2010;

•	The Company’s Private Placement completed in October 2010; and

•

Interagency Guidance on Sound Incentive Compensation Policies issued in June 2010 and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”) signed into law in July 2010. As part of the Act, Section 956 required expanded reporting on incentive compensation risk. Guidance to comply with Section 956 was subsequently issued in February 2011 as an Interagency Notice of Proposed Rulemaking.

Based on the items noted above, the Company implemented an overall salary freeze effective May 1, 2009 which continued through February 25, 2011. Additionally, the Company continued in 2010 its suspension of the corporate component of the annual cash incentive plan for officers.

Compensation Committee and Process

The Compensation Committee is responsible for general oversight of personnel policies. This responsibility includes the compensation and remuneration of the Company’s Chief Executive Officer and Chief Operating Officer (“Executive Officers”) and Chairman of the Board (if the Chairman is an employee); oversight of the Company’s officer incentive plans; reviews and recommendations related to the Company’s employee benefit plans; and recommendations related to the Board’s compensation.

The Chief Executive Officer does not determine his own compensation; however, the Committee considers his recommendations concerning those individuals that report to him.

The Committee also has the authority to retain such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions. Using this authority, in 2010 the Compensation Committee engaged Pearl Meyer & Partners (“Pearl Meyer”), a nationally recognized independent compensation consultancy with relevant experience in the banking industry, to conduct a formal review of the compensation and benefits programs. The scope of the review by Pearl Meyer included the following:

•	A review of the salary structure for all Company employees, including salary grades, mapping of employee positions to the grades, and the development of salary ranges within the grades;

•

A study of the total compensation (i.e., base salary, annual incentives and equity awards) for Company officers including the Executive Officers. The study used survey data and a group of peer banks in making comparisons;

•

Recommendations for 2011 total compensation for the Executive Officers. Pearl Meyer considered the Company’s institutional ownership, evolving best practices and regulatory and legislative guidance in making its recommendations. This information was used by the Committee in determining compensation levels and the allocation of compensation between base salary annual incentives and equity awards; and

•	A review of employee benefits.

The Compensation Committee carefully reviewed, discussed and made compensation decisions based on the study above over an extended period of time. Based on this information, the Compensation Committee provided a 4% base salary increase for the Executive Officers effective February 26, 2011 and anticipates making additional Executive Officer compensation decisions in 2011. These decisions may include annual cash bonus and equity grants.

Process of Determining Executive Officer Compensation

As part of a planned succession plan, the Company hired Mr. Erwin in March 2009 and Mr. Dixon in May 2009 as senior executive vice presidents, with the original expectation that they would assume their roles as Chief Executive Officer and Chief Operating Officer of the Company, respectively, on January 1, 2010. However, with the retirement of Mr. Stringer, the former Chairman of the Board and Chief Executive Officer of the Bank, and the President, Chief Operating Officer, and Chief Accounting Officer of the Company, on June 30, 2009, the Company named Mr. Erwin Chief Executive Officer and President of the Bank and Mr. Dixon as Chief Operating Officer of the Company and the Bank, effective July 1, 2009. Subsequently, Mr. Erwin was named Chief Executive Officer of the Company effective January 1, 2010. Mr. Dixon was also named Chief Risk Officer of the Company and the Bank in October 2009 and he served as the Chief Financial Officer of the Company and the Bank from July 2010 to February 2011.

The Compensation Committee determined 2009 base salaries for officers using market surveys, as well compensation data for seven peer group banks from the 2008 Sheshunoff Bank Executive and Director Compensation Survey. The market surveys used included 2007/2008 Watson Wyatt Data Services, Delves Group 2008 Bank Cash Compensation Survey and 2008 Sheshunoff Bank Executive and Director Compensation Survey. The peer group consisted of the following banks:

•	Bank of Granite (Granite Falls, North Carolina);

•	BNC Bancorp (Thomasville, North Carolina);

•	Capital Bank Corporation (Raleigh, North Carolina);

•	Southern Communities Financial Corporation (Winston-Salem, North Carolina);

•	Charter Financial Corporation (West Point, Georgia);

•	Colony Bank Corporation, Inc. (Fitzgerald, Georgia); and

•	Fidelity Southern Corporation (Atlanta, Georgia).

At the time of their hiring, the Committee based the 2009 base salaries for Mr. Erwin and Mr. Dixon on the market surveys and peer group bank information used earlier in the year for the determination of officer salaries in 2009, as well compensation data for South Carolina based community banks of comparable size and scope of business operations from the SNL Financial Executives 2009 Compensation Review.

In evaluating base salaries adjustments for the Executive Officers effective January 1, 2010, the Compensation Committee used the data described above and also received additional guidance from Matthews Young Management Consultants, an independent executive compensation firm engaged by the Committee. The Compensation Committee then exercised their judgment in making base salary recommendations for Mr. Erwin and Mr. Dixon. The base salary adjustments were primarily due to the changes in their roles and related responsibilities; therefore, the Compensation Committee did not apply the general base salary freeze to the Executive Officers’ compensation. In making their recommendations, the Compensation Committee also considered the Executive Officers’ performance in leading the Company’s efforts to develop, implement and execute the Strategic Project Plan adopted by the Board in June 2009. This plan was implemented to address the issues of credit quality, liquidity, earnings and capital impacting the Company.

In the fall of 2010, the Compensation Committee reviewed the officer compensation study prepared by Pearl Meyer, in anticipation of making base salary and other compensation decisions in 2011. The study included compensation data and practices of a group of 18 banks that the Compensation Committee believed were reasonably comparable to the Company’s asset size and were headquartered in the Southeast. The peer group consisted of the following banks:

Atlantic Southern Financial Group, Inc.	FNB United Corporation.
BancTrust Financial Group, Inc.	Four Oaks Fincorp, Inc.
Bank of Granite Corporation	NewBridge Bancorp
BNC Bancorp	PAB Bankshares, Inc.
Capital Bank Corporation	Peoples Bancorp of North Carolina, Inc.
Colony Bankcorp, Inc.	Savannah Bancorp, Inc.
Crescent Financial Corporation	Southeastern Bank Financial Corporation
Fidelity Southern Corporation	Southern Community Financial Corporation
First Security Group, Inc.	Yadkin Valley Financial Corporation

Survey data was also used as a basis of comparison. Company officers were matched to comparable positions based on role and responsibility using a data scope of similarly sized financial institutions. The surveys used included Towers Watson, 2010/2011 Top Management Compensation Survey; Towers Watson, 2010/2011 Financial Services Survey Suite; and the American Bankers Association, 2009 Compensation & Benefits Survey.

Compensation Philosophy and Program

The primary goal of the Company’s compensation philosophy is to create long-term value for its shareholders. To this end, the Company’s compensation philosophy and programs rewards employees for sustained financial and operating performance and shareholder value creation, while encouraging employees to remain with the Company for long and productive careers. Certain compensation components, such as cash and equity awards, simultaneously fulfill one or more of these objectives.

The Company’s executive compensation program is focused on the following principles:

•	Pay for performance: Pay should reflect the overall Company’s financial results and the individual performance of the executive;

•

Market-based pay for executive talent: Compensation should be competitive relative to peers to attract and retain talented employees with the experience and expertise necessary to successfully run the Company; and

•

Balanced compensation structure: The executive compensation program provides a mix of fixed and variable compensation, which aligns executives with shareholder interests and the long-term interests of the Company. The Compensation Committee is committed to reviewing the impact that compensation programs may have on risk-taking behaviors and adjusting programs to manage risk appropriately.

Key elements of the Company’s executive compensation program include the following, each of which is described in more detail later in this report:

•	Base salary;

•	Annual cash compensation under the Company’s cash incentive compensation plans;

•	Equity-based compensation under the Company’s equity incentive compensation plans; and

•	Benefits and limited perquisites.

The overall objective of all the Company’s compensation programs is to provide total compensation commensurate with the employee’s position, scope of responsibilities and performance. The Company generally does not adhere to rigid formulas in determining the amount and mix of compensation elements. Although the Company attempts to provide a compensation opportunity that is market competitive, it does not manage compensation using a targeted percentile when compared to its peer group or survey data. The Committee also does not have a formal policy regarding the relationship between compensation levels provided to the Chief Executive Officer and other Company officers.

Employees may be eligible for annual incentives and equity awards depending on the employee’s position, scope of responsibilities and performance.

Beginning in 2010, all employees of the Company were required to prepare written performance plans at the beginning of each year that include both objective and subjective performance goals centered around the Company’s strategic objectives, departmental objectives to achieve the Company’s strategic objectives, and the individual’s personal developmental goals. In addition, each officer also receives a written performance appraisal at the end of the year. The Compensation Committee and the Board review and approve the annual performance plans for the Executive Officers, and with input from the Board, prepares the annual performance appraisals for these positions. These appraisals may impact the compensation decisions made by the Company for a particular individual.

Application of Compensation Program in 2010

Base Salary. The Company uses base salaries as a means to recruit and retain employees. Base salary levels are also important because they are used to determine other compensation such as the target amount of cash incentive compensation awards and for computing 401(k) plan contributions.

The Company generally manages base salaries, including those of Executive Officers, so that levels are at least at the minimum, and no greater than the maximum of the employee’s salary grade. In determining base salaries, factors such as the tenure, proficiency, experience, expertise and performance of the employee are taken into consideration.

The Compensation Committee reviewed the role and performance of Mr. Patterson, Mr. Erwin and Mr. Dixon and made recommendations to the Board for the base salary component of their compensation effective January 1, 2010. The adjustments in base salary were primarily due to the change in their roles; therefore the Committee did not apply the general salary freeze to their compensation. Mr. Erwin assumed the additional title of Chief Executive Officer of the Company on January 1, 2010 from Mr. Patterson, and Mr. Dixon assumed additional responsibilities as Chief Risk Officer of the Company on October 13, 2009. Mr. Dixon also served as Chief Financial Officer of the Company and the Bank from July 2010 to February 2011 during the search for a new Chief Financial Officer.

Mr. Patterson continues to serve as Chairman of the Board of Directors of the Company and the Bank and, effective January 1, 2010, transitioned to the role of Senior Executive for Strategic Development of the Company. Effective December 31, 2010, Mr. Patterson retired as an employee of the Company and was engaged by the Board to assist with community, client and shareholder relations during 2011.

As a result, the base salaries for 2010 for Mr. Erwin and Mr. Dixon were increased to $275,000 and $250,000, respectively. The aggregate base salaries for Mr. Patterson, Mr. Erwin, and Mr. Dixon at January 1, 2010 are approximately the same as the aggregate base salaries for Mr. Patterson and Mr. Stringer at January 1, 2009.

Using the compensation study prepared by Pearl Meyer, the Committee provided the Executive Officers with a merit increase of 4%, effective February 26, 2011. The base salaries for Mr. Erwin and Mr. Dixon were increased to $286,000 and $260,000, respectively.

Cash Incentive Compensation Plan. In addition to base salary, the Company normally provides cash incentive compensation to motivate officers to meet annual performance targets set by the Board. The Committee determines performance targets at the beginning of each year, and awards are determined at the end of the year based on the results of the officer’s and the Company’s performance during the year.

In 2009 and 2010, as a result of the Company’s financial results in those years, the Board eliminated the corporate component of the annual cash incentive plan for all officers relative to 2009 and 2010 that normally would have been paid in January 2010 and 2011. Accordingly, no officers of the Company received cash incentive compensation related to 2009 or 2010 under this plan.

Equity Incentive Compensation Plan. The Company provides equity incentive compensation awards because it believes that such compensation reflects the officer’s responsibilities, rewards demonstrated performance and leadership, encourages future performance, aligns the interests of the recipients with the interests of shareholders, and motivates recipients to remain with the Company through the term of the awards.

As described in Item 3 herein, the Board adopted the 2011 Stock Incentive Plan on February 17, 2011. If approved by the shareholders at the Meeting, the Board anticipates granting additional equity awards under this plan, which would include awards in the form of stock options and restricted stock to the Executive Officers and other potential senior officers. No awards have been granted under the Plan as of the date of this Proxy Statement.

The Company weighs the cost of equity incentive compensation with its potential benefits as a compensation tool.

The Compensation Committee uses discretion in determining the frequency and level of awards. Generally, the Compensation Committee will consider market data, Company performance, and individuals’ performance before deciding whether an award should be made and the number of shares to be granted. The Compensation Committee is careful to grant equity-based compensation only at times where participants are not in possession of material non-public information.

Under the Palmetto Bancshares, Inc. 2008 Restricted Stock Plan, shares of restricted stock granted to employees are subject to restrictions requiring continuous employment for a specified time period following the date of grant. A total of 250,000 shares of common stock have been reserved for issuance pursuant to awards under the plan, subject to its anti-dilution provisions. All shares issued to date under the restricted stock plan, except as noted in this paragraph, have a five year vesting period and have the right to both vote and receive dividends.

In 2010, 13,500 shares of restricted stock were granted to three officers, none of which were Executive Officers in 2010.

Benefits and Perquisites—Defined Benefit Pension Plan. Historically, the Company offered a noncontributory, defined benefit pension plan that covered all full-time employees having at least twelve months of continuous service and having attained age 21. Effective January 1, 2008 the Company froze the pension plan and therefore ceased accruing pension benefits for employees in the plan. Although no previously accrued benefits were lost, employees no longer accrue benefits for services subsequent to 2007. The current Executive Officers do not participate in this plan.

The Company’s defined benefit pension plan operates in the same manner for all participants. Under the Company’s defined benefit pension plan, a participant’s normal retirement benefit is calculated using 1.15% of the individual’s final averaged monthly compensation, multiplied by his or her years of credited service (not to exceed 35 years), plus 0.65% of his or her final average monthly compensation in excess of his of her current covered compensation, multiplied by his or her years of credited service (not to exceed 35 years). Covered compensation is computed based on the individual’s Form W-2 wages reduced by overtime and incentive compensation, if applicable.

For purposes of the above formula, final average monthly compensation refers to the participant’s monthly compensation averaged over his or her highest paid five consecutive calendar years of service. For funding purposes, a normal retirement benefit is treated as being payable in the form of a life annuity with 60 guaranteed monthly payments. A participant in the defined benefit pension plan may work past the age of 65. However, after this date and prior to the age of 70 1/2, the participant may not begin receiving monthly retirement benefits until employment is terminated. A participant may retire before reaching his or her normal retirement date if the participant is within 10 years of his or her normal retirement date and the individual has reached age 55 and has 15 years of service. An individual who qualifies for and elects early retirement, whose age and years of service with the Company total 90 years or greater will receive benefit payments based on his or her accrued benefit at the time early retirement is elected. An individual who qualifies for and elects early retirement, whose age and years of service with the Company do not total 90 years or greater, will receive benefit payments based on his or her accrued benefit at the time early retirement is elected reduced by 1/30th per year for each year between the year early retirement is elected and the year the individual will reach 65 years of age.

The defined benefit pension plan does not allow participants to obtain extra years of credited service except through actual years of service with the Company.

Benefits and Perquisites—Other. The Company offers senior management various benefits generally on the same terms as other employees. During 2010, these benefits included medical and dental benefits, life insurance, long-term disability coverage, and a 401(k) retirement plan. Employees also receive paid time off and slightly discounted loan rates under programs generally available to all full-time employees. Such benefits are offered to provide for the health, welfare, and future financial security of the employee, as well as to align employee and shareholder interests.

Employees are given the opportunity to participate in the Company’s 401(k) plan. Under the plan, the Company makes contributions to a trust fund that will pay the employee benefits at retirement. Prior to December 1, 2009, employees were eligible to participate in this plan after completing one year of service with the Company and reaching age 21. Effective December 1, 2009, employees are eligible to participate in the plan immediately when hired. The 401(k) plan operates in the same manner for all participants.

Employees may defer compensation from their base pay as indicated on an individual’s Form W-2 compensation (reduced by overtime and incentive compensation, if applicable) with certain limitations for deposit into the trust fund. Employees may terminate deferrals at any time. The Company makes matching contributions to each employee based on the employee’s deferral in a percentage set by the Company prior to the end of each plan year. The employer match for 2010 was $0.60 for every dollar contributed by the employee, up to 6% of pre-tax contributions

Officers and employees who qualify under federal regulations and normal underwriting standards are eligible to receive various types of loans at slightly discounted rates from the Bank. Terms, conditions, and discounts vary based on loan type. Timely payment is expected on all such loans, and delinquent accounts may result in disciplinary action up to, and including, termination.

In addition to the foregoing benefits and perquisites offered to all employees, the Company offers various benefits and perquisites to its senior management:

•	Premiums were paid on life insurance policies for a select few Company officers, all of which were discontinued during 2010.

•	Company officers serving the strategic planning team are given the opportunity to undergo an annual physical examination by the physician of their choice paid for by the Company based on the view that the health of the Company is directly correlated with the health of its senior officers. All other officers are given the opportunity to undergo such an examination every other year. In March 2010, the program was refined to reduce the expense to the Company. Going forward, all officers will pay the required co-pays and deductibles under their medical insurance plans and submit to their insurance companies a claim for the physical examination, with the Company only paying the cost of the examination not covered by medical insurance.

•

Club memberships are provided to the Company’s senior executives to be used at their discretion for both personal and business purposes. This provides the recipient with the ongoing opportunity to network with other community leaders, customers, and shareholders. During 2009 and 2010, the number of club memberships was reduced such that memberships are only provided to officers who routinely use the clubs primarily for business purposes to further the interests of the Company.

•

Historically, each member of the Company’s senior management was provided with the use of a Company-owned automobile. The intended use of the automobiles was primarily for business purposes. However, personal use of such automobiles was permitted and was considered a perquisite. During 2009, in an effort to reduce expenses and base the use of Company automobiles on the roles of the individuals rather than their titles, the Company began reducing the number of employer provided vehicles by titling over the vehicles to members of senior management once the recorded book values were nominal. In such instances, the fair value of the vehicle was included in the officer’s 2009 Form W-2. In April 2010, the Company eliminated all Company provided automobiles by selling the remaining automobiles to the officers based on the fair values of the automobiles, and selling any automobiles not purchased by the officers in the open market.

Employment and Severance Agreements

Related to the implementation of the executive management transition plan during 2009, the Board approved and the Company entered into employment agreements with Mr. Erwin and Mr. Dixon on November 24, 2009. On March 17, 2011, the Board approved and, subsequently on March 30, 2011, the Company and the Bank entered into amended and restated employment agreements with Mr. Erwin and Mr. Dixon. The Company entered into these agreements to retain these executives and to optimally align the interests of the shareholders and executives. The Company recognizes that the leadership and contribution to the well-being of the Company by Mr. Erwin and Mr. Dixon is substantial. Therefore, the Board desired to provide for their continued employment to reinforce and encourage their continued dedication to the Company.

Pursuant to the terms of the amended and restated employment agreements, unless terminated earlier, each employment agreement provides for an approximate three-year term of employment through May 19, 2014. Each agreement will automatically extend for an additional year beginning on such date unless written notice is given by either the Company or the executive within six months prior to the termination date.

Each employment agreement may be terminated for death, disability, and with or without cause by the Company or with or without good reason by the executive. If the Company terminates Mr. Erwin or Mr. Dixon without cause or either terminates for good reason, the Company will pay severance compensation to the executive in an amount equal to 100% of his then current annual base salary if the Company has not provided Mr. Erwin or Mr. Dixon with written notice of the termination of this provision, if required, upon the occurrence of a change in control, each executive is entitled to a lump sum cash payment in an amount equal to his then current annual base salary multiplied by three plus any bonus earned or accrued through the date of change in control. In addition, any restrictions on any outstanding equity incentive awards granted to the executives will lapse and such incentive awards will immediately become 100% percent vested.

If any severance payments are deemed to constitute “excess parachute payments” within the meaning of Section 280G of the Code, then the agreements include a “best net after tax” compliance provision with a potential limited “gross-up” relating to certain proposed equity grants. The proposed gross up provision is structured to apply only if the additional value attributable to the equity awards resulting from a change in control would independently constitute “excess parachute payment.” If the gross up payment relating to the equity awards is not triggered, the best net after tax provision will apply and cause the executive’s severance payment to either be (i) reduced to an amount which does not trigger the Section 280G tax or (ii) paid in full, depending on which payment would result in the executive receiving the greatest after tax payment. In such case, the executive would be liable for any excise tax owed on the parachute payments, including any portion attributable to the equity grants.

Each employment agreement also contains provisions relating to non-solicitation of customers and personnel and non-competition during the term of employment and 12 months thereafter, as well as provision relating to the protection of confidential information and trade secrets. These non-solicitation and non-compete provisions do not apply following a change of control.

Compensation Committee Report

Notwithstanding any statement in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, incorporating future or past filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filing unless the incorporation specifically lists the following Compensation Committee Report.

The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Company’s Board of Directors that the foregoing Compensation Discussion and Analysis be included in the Company’s 2011 Proxy Statement. This report is provided by the following independent directors, who comprise the committee:

John D. Hopkins, Jr.

Jane S. Sosebee

John P. Sullivan

J. David Wasson, Jr., Chair

Executive Compensation Tables

Summary Compensation Table

The table below summarizes the compensation and benefits paid to the Company’s named executive officers during 2010. The table is comprised of those who served as the Company’s principal executive officer during the year and the Company’s two most highly compensated executive officers at December 31, 2010.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Nonequity Incentive Plan Compensation ($) (2)	Change in Pension Value ($) (3)	All Other Compensation ($) (4)	Total ($)
Lee S. Dixon *	2010	250,000	—	—	—	19,823	269,823
	2009	126,923	164,625	—	—	86,735	378,283

Samuel L. Erwin *	2010	275,000	—	—	—	25,904	300,904
	2009	190,835	219,500	—	—	85,198	495,533

L. Leon Patterson *	2010	250,000	—	—	243,652	51,381	545,033
	2009	414,423	—	—	165,711	80,548	660,682
	2008	387,500	—	38,750	—	74,857	501,107

*	See Director Nominees for Election above for discussion regarding the principal positions during 2010 of Mr. Dixon, Mr. Erwin, and Mr. Patterson. Mr. Erwin and Mr. Dixon were hired by the Company in March 2009 and May 2009, respectively. Accordingly, their compensation for 2009 reflects amounts earned beginning with their initial date of employment.

(1)	The 2009 stock awards included for each individual above consists of restricted stock awards granted under the 2008 Restricted Stock Plan. The value for each of these awards is its grant date fair value calculated by multiplying the number of shares subject to the award by the market price per share on the date such award was granted, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The following table summarizes the number of restricted stock awards granted, the grant date and the per share fair value used to calculate the total grant date fair value for the stock awards reported.

Name	# of Shares	Grant Date	Per Share fair Value ($)	Total Grant Date Fair Value ($)
Lee S. Dixon	7,500	10/20/2009	21.95	164,625
Samuel L. Erwin	10,000	10/20/2009	21.95	219,500

For additional discussion regarding our restricted stock awards, see Part II, Item 8., Financial Statements and Supplementary Data, included in our Annual Report for the year ended December 31, 2010.

(2)	For purposes of the summary compensation table, all nonequity incentive compensation amounts included for a particular year were actually paid in the first quarter of the following year. In light of the negative financial results experienced since 2009, among other things, the Company eliminated the corporate component of the cash incentive compensation plan for all officers relative to 2009 and 2010. As a result, no incentive compensation was paid under this plan relative to 2009 and 2010.

(3)	For a description of the material terms and conditions of payment and benefits under the plan, see Compensation Discussion and Analysis — Application of Compensation Program in 2010 — Benefits and Perquisites — Defined Benefit Pension Plan above. For discussion regarding the defined benefit pension plan curtailment, see our Annual Report for the year ended December 31, 2010.

The following table summarizes the composition in the change in pension value during 2010.

Name	Change Due to Discount Rate ($)	Other Changes ($)	Total Change ($)
L. Leon Patterson	75,835	167,817	243,652

Other Changes in Mr. Patterson’s pension during 2010 was the result of the deferral of his benefit beyond normal retirement age.

(4)	The following table summarizes the compensation components included within the All Other Compensation column of the Summary Compensation Table for 2010. Other compensation typically available to all of the Company’s employees is excluded from this table. Such exclusions from the following table include medical and dental benefits, life insurance, long-term disability coverage, paid time off, and other benefits that are offered to all employees.

Name	Club Memberships (1)	Company Automobiles (2)	Physical Examinations	401(k) Match (3)	Amounts Grossed Up/Reimbursed for the Payment of Taxes	Insurance Premiums (4)	Total
Lee S. Dixon	—	4,578	30	8,515	—	6,700	19,823
Samuel L. Erwin	5,092	4,427	—	9,581	8	6,796	25,904
L. Leon Patterson	6,458	2,936	600	6,750	—	34,637	51,381

(1)	As disclosed above in Compensation Discussion and Analysis, in addition to memberships to civic, professional, and industry organization dues for memberships directly related to their job responsibilities, certain senior executives are also provided with memberships to country clubs and social organizations to be used for both personal and business purposes as this provides the recipient with the ongoing opportunity to network with other community leaders, customers and shareholders. Because it is difficult to allocate such membership dues between personal and business purposes, included in the table above is 100% of memberships to country clubs and social organizations paid by the Company on the named executives officer’s behalf during 2010.

(2)	Historically, each member of the Company’s senior management was provided with the use of a Company-owned automobile. The intended use of the automobiles was primarily for business purposes. However, personal use of such automobiles was permitted and was considered a perquisite. In April 2010, the Company eliminated all Company provided automobiles by selling the remaining automobiles to the officers based on the fair values of the automobiles and selling any automobiles not purchased by the officers in the open market. The amount included in the Personal Use of Company Automobiles column in the above table represents the value of the personal use of the vehicle from January 1, 2010 until the time the car was purchased by the executive from the Company.

Since the Company no longer provides employer owned cars to employees, as part of the transition to eliminate employer-owned automobiles, employees with employer owned cars, at his or her option, were given the option to purchase the employer provided vehicle from the Company at the Kelly Blue Book Value minus a $2,500 discount. This discount was offered to the employees as an incentive to purchase the automobiles so that the Company did not have to incur the time and cost of taking possession of the cars and selling them. Each named executive officer purchased his employer-owned car from the Company during 2010.

(3)	Employees are given the opportunity to participate in the Company’s 401(k) plan which is designed to supplement an employee’s retirement income. Under the 401(k) plan, participants are able to defer a portion of their salary into the plan. The Company matches employee contributions at a rate of $0.60 per dollar up to 6% of an employee’s eligible compensation. Matching contributions are contributed to the plan prior to the end of each plan year. The terms of participation for these officers are the same as for all employees.

(4)	The Company paid the following insurance premiums during 2010 with respect to life insurance and deferred compensation agreements for the benefit of named executive officers.

Name	Long- Term Care	Supplemental Life	Total Insurance Premiums
Lee S. Dixon	6,700	—	6,700
Samuel L. Erwin	6,796	—	6,796
L. Leon Patterson	14,337	20,300	34,637

Mr. Patterson retired from the Company effective December 31, 2010. As part of his retirement, the Company will pay his life insurance premium for 2011 which is currently estimated to be $6,950, after which the Company will cease paying this premium.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes stock awards that have not vested for each named executive officer outstanding as of December 31, 2010.

	STOCK AWARDS
Name	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units that have not Vested
Lee S. Dixon	6,000	15,600
Samuel L . Erwin	8,000	20,800
L. Leon Patterson	—	—

None of the named executive officers had unexercised options at December 31, 2010 nor were any granted equity incentive compensation awards during 2010. Messers Dixon’s and Erwin’s stock awards were granted on October 20, 2009 and vest in five equal annual installments the first of which was July 1, 2010. Market value of shares of common stock that have not vested as of December 31, 2010 was $2.60 per share calculated based on the last five trades of the stock facilitated by the Company through the Private Trading System as of that date. For additional discussion regarding our Private Trading System, see Part II, Item 5., Market for Registrant’s Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities, included in our Annual Report for the year ended December 31, 2010.

ITEM 2:

ARTICLES OF INCORPORATION AMENDMENT TO EFFECT A REVERSE STOCK SPLIT

The Board has adopted resolutions (1) declaring that an amendment to our Articles of Incorporation to effect a reverse stock split, as described below, was advisable and (2) directing that a proposal to approve the ability to effect a reverse stock split be submitted to the holders of our common stock for their approval at the Annual Meeting.

The text of the proposed amendment to our Articles of Incorporation to effect a reverse stock split is attached to this Proxy Statement as Appendix A. If approved by our shareholders, the reverse stock split would permit (but not require) the Board to effect a reverse stock split of our common stock at any time by a ratio of not less than one-for-two and not more than one-for-fifteen, with the exact ratio to be set at a whole number within this range as determined by the Board in its sole discretion. We believe that enabling the Board to set the ratio within the stated range will provide us with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for our shareholders. In determining a ratio, if any, following the receipt of shareholder approval, the Board may consider, among other things, factors such as:

•	The historical trading price and trading volume of our common stock;

•	The number of shares of our common stock outstanding;

•	The then-prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock;

•	The anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	Prevailing general market and economic conditions.

The Board reserves the right to elect to abandon the reverse stock split, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the reverse stock split is no longer in the best interests of the Company and its shareholders.

Depending on the ratio for the reverse stock split determined by the Board, two to fifteen shares of existing common stock will be combined into one share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the Board. The reverse stock split would not, however, change the par value of our common stock, which would remain at $0.01 per share. The amendment to the Articles of Incorporation that is filed to effect the reverse stock split, if any, will include only the reverse split ratio determined by the Board to be in the best interests of our shareholders and all of the other proposed amendments at different ratios will be abandoned.

To avoid the existence of fractional shares of our common stock if a reverse stock split is effected, shareholders of record who would otherwise hold fractional shares as a result of a reverse stock split will receive additional fractional shares in such amount so that, when combined with the fractional shares resulting from the reverse stock split, the total number of shares to be issued will be rounded up to the next highest whole number of shares.

Background and Reasons for a Reverse Stock Split

Under the terms of the Stock Purchase Agreement related to the Private Placement consummated October 7, 2010, the Company is required to use its reasonable best efforts to list our common stock on NASDAQ or other national securities exchange within nine months following the closing of the Private Placement (or July 6, 2011). It is currently the Board’s intent to seek a listing on the NASDAQ, although this provision of the Stock Purchase Agreement could be waived by the investors in the Private Placement. In addition, there can be no assurances that our listing application will be approved by the NASDAQ.

One requirement to be eligible for initial listing on The NASDAQ Capital Market is that the Company’s common stock has a minimum bid price of $4.00 per share. The Company believes that it does not currently meet the minimum bid price requirement as our shares currently have a bid price of $2.60 per share based on the offering price in the Private Placement and recent trades on the Private Trading System and the Pink OTC Markets, Inc. (the “Pink Sheets”). While certain trades on the Pink Sheets have been at prices in excess of $4.00 per share, there has not been a consistent pattern of prices and trades above such level which would satisfy the NASDAQ requirement that the Company can meet the minimum bid price of $4.00 per share.

The Board’s primary objective in effecting a reverse stock split would be to raise the per share trading price of our common stock so as to achieve eligibility for listing on The NASDAQ Capital Market. The Board currently believes that the liquidity and marketability of our common stock will be positively affected if it is quoted on a national securities exchange, as in such event, investors can find it easier to dispose of, or to obtain accurate quotations as to the market value of, our common stock. The Board believes that current and prospective investors will view an investment in our common stock more favorably if our common stock is listed on the NASDAQ. It is also believed that increasing the market price of our common stock will make our common stock more attractive to a broader range of institutional and other investors. In addition to increasing the market price of our common stock, a reverse stock split would also reduce certain of our costs, as discussed below. Accordingly, for these and other reasons discussed below, we believe that effecting the reverse stock split may be in the Company’s and our shareholders’ best interests. However, as noted above, the Board reserves the right to elect to abandon the reverse stock split if it determines, in its sole discretion, that a reverse stock split is no longer in the best interests of the Company and our shareholders.

We believe that a reverse stock split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that a reverse stock split may make our common stock a more attractive and cost effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through a reverse stock split would be intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions, and the market perception of our business, may adversely affect the market price of our common stock. As a result, there can be no assurance that a reverse stock split, if completed, would result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

Currently, the fees that we pay for custody and clearing services, the fees that we pay to the SEC to register securities for issuance and the costs of our proxy solicitations are all based on or related to the number of shares being held, cleared or registered as applicable. Reducing the number of shares that are outstanding and that will be issued in the future may reduce the amount of fees and tax that we pay to these organizations and agencies, as well as other organizations and agencies that levy charges based on the number of shares rather than the value of the shares.

Procedure for Implementing a Reverse Stock Split

The reverse stock split, if approved by our shareholders, would become effective upon the filing (the “Effective Time”) of articles of amendment to our Articles of Incorporation with the Secretary of State of the State of South Carolina. The exact timing of the filing of the articles of amendment is in the Board’s discretion to be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our shareholders. In addition, the Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with a reverse stock split if, at any time prior to the filing of the articles of amendment, the Board, in its sole discretion, determines that it is not in our best interest and the best interests of our shareholders to effect a reverse stock split.

Effect of a Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for a reverse stock split determined by the Board, any whole number of shares from two to fifteen (inclusive) of existing common stock will be combined into one new share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, depending upon the reverse stock split ratio determined by the Board.

The table below shows, as of February 22, 2011 the number of authorized and issued shares of common stock that would result from the listed hypothetical reverse stock split ratios (without giving effect to the treatment of fractional shares):

Reverse Stock Split Ratio	Shares Outstanding
1-for-2	25,256,861
1-for-3	16,837,907
1-for-4	12,628,430
1-for-5	10,102,744
1-for-6	8,418,953
1-for-7	7,216,246
1-for-8	6,314,215
1-for-9	5,612,635
1-for-10	5,051,372
1-for-11	4,592,156
1-for-12	4,209,476
1-for-13	3,885,670
1-for-14	3,608,123
1-for-15	3,367,581

The actual number of shares outstanding after giving effect to a reverse stock split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the Board.

A reverse stock split, if implemented, would affect all holders of our common stock uniformly and will not affect any shareholder’s percentage ownership interest in the Company, except as described below under Fractional Shares, record holders of common stock otherwise entitled to a fractional share as a result of a reverse stock split will receive additional fractional shares in such amount so that when combined with the fractional shares resulting from the reverse stock split, the total number of shares to be issued will be rounded up to the next highest whole number of shares. These additional fractional shares will increase the number of post-reverse stock split shares of our common stock. In addition, the reverse stock split will not affect any shareholder’s proportionate voting power (subject to the treatment of fractional shares).

A reverse stock split may result in some shareholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Effective Time, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Time, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Our common stock will continue to be traded on the Pink Sheets under the symbol “PLMT.PK.”

Beneficial Holders of Common Stock (i.e., shareholders who hold our common stock in street name)

Upon the implementation of a reverse stock split, we would treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the reverse stock split. As a result, shareholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., shareholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-reverse stock split common stock or payment in lieu of any fractional share interest, if applicable.

Holders of Certificated Shares of Common Stock

Shareholders holding shares of our common stock in certificated form would be sent a transmittal letter by the transfer agent after the Effective Time. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock (the “New Certificates”). No New Certificates will be issued to a shareholder until such shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. However, any fees incurred by the shareholder to replace lost Old Certificate(s) shall be the responsibility of the shareholder. Shareholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of whole shares of post-reverse stock split common stock to which these shareholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not currently intend to issue fractional shares in connection with a reverse stock split. Therefore, we do not expect to issue certificates representing fractional shares. Shareholders of record who would otherwise hold fractional shares because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the split ratio ultimately determined by the Board will be entitled to additional fractional shares in such amount so that, when combined with the fractional shares resulting from the reverse stock split, the total number of shares to be issued will be rounded up to the next highest whole number of shares.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units

Based upon the reverse stock split ratio determined by the Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options and restricted stock awards, entitling the holders to purchase, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options and approximately the same value of shares of common stock being delivered upon such exercise immediately following the reverse stock split as was the case immediately preceding the reverse stock split. The number of shares deliverable upon settlement or vesting of restricted stock awards and units and common stock units in our 401(k) plan and retirement plan will be similarly adjusted. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the reverse stock split ratio determined by the Board.

Accounting Matters

The proposed amendments to our Articles of Incorporation will not affect the par value of our common stock, which will remain $0.01 per share. As a result, as of the Effective Time, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to a reverse stock split. Reported per share net income or loss would be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences of a Reverse Stock Split

The following summary describes certain material United States federal income tax consequences of a reverse stock split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to United States federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, United States expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment).

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (“IRC”), United States Treasury regulations, administrative rulings and judicial authority, all as in effect as of August 27, 2009. Subsequent developments in United States federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the United States federal income tax consequences of the reverse stock split.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

If a partnership (or other entity classified as a partnership for United States federal income tax purposes) is the beneficial owner of our common stock, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the United States federal income tax consequences of a reverse stock split.

United States Holders

A reverse stock split should be treated as a recapitalization for United States federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon a reverse stock split. Accordingly, the aggregate tax basis in the common stock received pursuant to a reverse stock split would equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.

Although we do not intend to pay cash in lieu of any fractional shares, a United States holder who receives cash in lieu of a fractional share of our common stock pursuant to a reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the United States holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long-term capital gain or loss if the United States holder’s holding period for our common stock surrendered exceeded one year at the Effective Time. The deductibility of net capital losses by individuals and corporations is subject to limitations.

United States Information Reporting and Backup Withholding. Although we do not intend to pay cash in lieu of any fractional shares, information returns generally would be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to a reverse stock split in the case of certain United States holders. In addition, United States holders may be subject to a backup withholding tax on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the United States holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Non-United States Holders

The discussion in this section is addressed to “non-United States holders.” A non-United States holder is a beneficial owner of our common stock who is a foreign corporation or a non-resident alien individual.

Generally, non-United States holders will not recognize any gain or loss upon a reverse stock split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-United States holder’s permanent establishment in the United States), (b) with respect to non-United States holders who are individuals, such non- United States holders are present in the United States for less than 183 days in the taxable year of the reverse stock split and other conditions are met, and (c) such non-United States holders comply with certain certification requirements.

United States Information Reporting and Backup Withholding Tax. In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our common stock to a non-United States holder pursuant to a reverse stock split if the non-United States holder certifies under penalties of perjury that it is a non-United States holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-United States holder’s United States federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-United States holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

No Appraisal Rights

Under South Carolina law and our Articles of Incorporation, holders of our common stock would not be entitled to dissenter’s rights or appraisal rights with respect to a reverse stock split.

Vote Required to Approve the Amendment and Recommendation

Approval of the proposal to amend the Company’s Articles of Incorporation to effect the reverse stock split requires the affirmative vote of holders of two-thirds of the shares of common stock entitled to vote as of the Record Date.

The Board recommends you vote “FOR” the amendment to the Company’s Articles of Incorporation to effect a reverse stock split.

ITEM 3:

PALMETTO BANCSHARES, INC. 2011 STOCK INCENTIVE PLAN

On February 18, 2011, the Board adopted, subject to shareholder approval, the Palmetto Bancshares, Inc. 2011 Stock Incentive Plan (the “Plan”) that provides for the grant of restricted stock awards and stock options to our officers, employees, directors, advisors, and consultants. A total of 2,000,000 shares of common stock have been reserved for the issuance of restricted stock and stock options (all of which may be incentive stock options) pursuant to awards under the Plan, subject to the anti-dilution provisions of the Plan and subject to a proportional reduction in the event the previously described reverse stock split is consummated. The following summary of the material features of the Plan is qualified in its entirety by reference to the copy of the Plan which is attached as Appendix B to this Proxy Statement and is incorporated by reference into this summary.

Purpose of the Plan

We believe we have been able to attract highly qualified personnel to the Company and the Bank in part through the use of stock option grants and awards of restricted stock, and that it is desirable to have the continued ability to attract additional personnel and to return and reward exceptional performance by employees through other awards that encourage stock ownership and proprietary interest in the Company. The Board believes that the Plan would provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. By providing such individuals with additional incentive and reward opportunities, the Board believes that the Plan will provide incentives to employees to increase shareholder value and therefore further align the interests of the employees with those of the shareholders to benefit all shareholders of the Company. We also believe that the Plan is designed to reward our Executive Officers and other potential senior officers for the achievement of strategic and operational goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

Administration of the Plan

The Plan provides that it is to be administered by the Board, the Compensation Committee of the Board, or any other committee appointed by the Board to administer the Plan. Any such committee may, but is not required to be, comprised of two or more “outside” directors, within the meaning of section 162(m) of the Internal Revenue Code of 1986 (the “Code”) and within the meaning of the term “non-employee director” as defined in

Rule 16b-3 under the Securities Exchange Act of 1934. The administrator will administer the Plan and will have sole authority, in its discretion, to determine which officers, employees, consultants, advisors or directors will receive awards under the Plan, the number of shares of common stock to be subject to each award, and the forfeiture restrictions (as defined below) for each award. The administrator will have such additional powers delegated to it under the Plan, including the power to construe the Plan and the award agreements executed with recipients of awards thereunder and to determine the terms, restrictions, and provisions of each agreement. The administrator may also correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any award agreement in the manner and to the extent it would deem expedient to carry it into effect. The determinations of the administrator on these matters will be conclusive.

Shares Subject to the Plan

The Plan provides for awards of both “stock options” and “restricted stock.”

The Plan requires that stock options can only be issued at or above the fair market value per share on the date of grant. Stock options granted to participants under the Plan may be either incentive stock options, or ISOs, under the provisions of Section 422 of the Code, or options that are not subject to the provisions of Section 422 of the Code, or Nonqualified Options. Stock options entitle the recipient to purchase shares of common stock at the exercise price specified in the award agreement. The administrator at its discretion determines the number of option shares, the term of the option, the exercise price (subject to the minimum price described above), the vesting schedule and performance conditions (if any), and any other terms and conditions. In the case of 10% shareholders, if applicable, who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements may be made for options that the Company may grant in substitution for options held by employees of companies that the Company acquires. In such a case, the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The administrator will determine the periods during which the options will be exercisable. However, no option will be exercisable more than 10 years after the date of grant. Payment of the exercise price of any option may be made in cash or cash equivalent, as determined by the administrator, or, as determined by the administrator in its discretion, (1) to the extend permitted by law, by means of any cashless exercise procedure approved by the administrator, (2) by delivering shares of common stock already owned by the option holder, (3) to the extent permitted by law, by such other method as the administrator may determine, or (4) any combination of the foregoing.

Restricted stock consists of shares of common stock which are issued to the participant at the time the award is made or at some later date, which shares are subject to certain restrictions against disposition and certain obligations to forfeit such shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions, which may be different for each award, will be determined by the administrator in its sole discretion, and the administrator may provide that the Forfeiture Restrictions will lapse upon:

•

The attainment of one or more performance targets established by the administrator, which may be based upon, among other things, changes in share price (either in absolute terms or relative to a selected index), earnings per share, market share, net income (before or after tax), return on equity or assets, net interest margin, or changes in levels of loans, assets or deposits;

•	The attainment of certain quality metrics as set forth by the regulatory agencies which examine the Company and the Bank (such as the removal of the current regulatory enforcement actions);

•	The participant’s continued employment with the Company or continued services as a consultant or director for a specified period of time;

•	The occurrence of any event or the satisfaction of any other condition specified by the administrator in its sole discretion; or

•	A combination of any of the foregoing.

Restricted stock awarded pursuant to an award will be represented by a stock certificate or book entry registered in the name of the participant. Unless otherwise provided in an agreement, the participant will have the right to receive dividends, if any, with respect to such shares of restricted stock, to vote such shares and to enjoy all other shareholder rights, except that the Company will retain custody of the stock certificate and the participant may not sell, transfer, pledge or otherwise dispose of the restricted stock until the Forfeiture Restrictions have expired. A breach of the terms and conditions established by the administrator pursuant to an award will cause a forfeiture of the award. The administrator expects that participants generally will not be required to make any payment for common stock received pursuant to an award, except to the extent otherwise determined by the administrator or required by law.

The administrator may, in its discretion, fully vest any or all stock options or restricted stock awarded to a participant under an award and, upon such vesting, all option vesting conditions or Forfeiture Restrictions applicable to the award will terminate. Any such action by the administrator may vary among individual participants and may vary among awards held by any individual participant. The administrator may not, however, take any such action with respect to an award that has been granted to a “covered employee,” within the meaning of Treasury Regulation Section 1.162-27(c)(2), if such award is intended to meet the exception for performance-based compensation under Section 162(m) of the Code.

At the time any award is made, the Company and the participants will enter into an option agreement or restricted stock agreement (each, an “award agreement”) setting forth the terms of the award and such other matters as the administrator may determine to be appropriate. The terms and provisions of the award agreements need not be identical, and the administrator may, in its sole discretion, amend an outstanding award agreement at any time in any manner that is not inconsistent with the provisions of the Plan. The maximum number of shares that may be subject to awards granted to any one participant may not exceed 100% of the aggregate number of shares of common stock that may be issued under the Plan (as adjusted from time to time in accordance with the provisions of the Plan).

Amendment and Termination of the Plan

The Board may amend or terminate the Plan; provided, that shareholder approval will be required to (i) increase the total number of shares reserved for issuance under the Plan, or (ii) change the class of recipients eligible to participate in the Plan. No amendment shall adversely affect any of the rights of any holder of any award without the holder’s consent. The administrator may accept surrender of outstanding stock options or restricted stock under the Plan and grant new awards in substitution for them; provided, that the administrator will not exchange underwater stock options without prior shareholder approval. The Plan shall terminate in any event ten years after its effective date.

Authorized Shares

In the event of a stock dividend, stock split, reorganization, merger, recapitalization or other change affecting the common stock, such proportionate adjustments, if any, as the administrator deems appropriate, will be made with respect to (1) the aggregate number and kind of shares that may be issued under the Plan, (2) the number, kind, and exercise price (or other cash or property) of shares issuable pursuant to each outstanding award made under the Plan, and (3) the maximum number and kind of shares that may be subject to awards granted to any one individual under the Plan, but outstanding awards continue until they expire.

If any award is forfeited, or if any option terminates, expires or lapses without being exercised, shares of common stock subject to such awards will again be available for distribution in connection with awards under the Plan. If the exercise price of any option is satisfied by delivering shares of common stock to the Company (by either actual delivery or by attestation), only the number of shares of common stock delivered to the participant net of the shares of common stock delivered to the Company or attested to will be deemed delivered for purposes of determining the maximum numbers of shares of common stock available for delivery under the Plan. To the extent any shares of common stock subject to an award are not delivered to a participant because such shares are used to satisfy an applicable tax-withholding obligation, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of common stock available for delivery under the Plan.

Tax Effects of Participation in the Plan

Stock Options

There are no federal income tax consequences to the participant or to the Company on the granting of options. The federal tax consequences upon exercise will vary depending on whether the option is an incentive stock option or a nonqualified stock option.

Incentive Stock Options. When a participant exercises an incentive stock option, the participant will not at that time realize any income, and the Company will not be entitled to a deduction. However, the difference between the fair market value of the shares on the exercise date and the exercise price will be a preference item for purposes of the alternative minimum tax. The participant will recognize capital gain or loss at the time of disposition of the shares acquired through the exercise of an incentive stock option if the shares have been held for at least two years after the option was granted and one year after it was exercised. The Company will not be entitled to a tax deduction if the participant satisfies these holding period requirements. The net federal income tax effect to the holder of the incentive stock options is to defer, until the acquired shares are sold, taxation on any increase in the shares’ value from the time of grant of the option to the time of its exercise, and to tax such gain, at the time of sale, at capital gain rates rather than at ordinary income rates.

If the holding period requirements are not met, then upon sale of the shares the participant generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the exercise price stated in the award agreement. Any increase in the value of the shares subsequent to exercise is long or short-term capital gain to the participant depending on the participant’s holding period for the shares. However, if the sale is for a price less than the value of the shares on the date of exercise, the participant might recognize ordinary income only to the extent the sales price exceeded the option price. In either case, the Company is entitled to a deduction to the extent of ordinary income recognized by the participant.

Nonqualified Stock Options. Generally, when a participant exercises a nonqualified stock option, the participant recognizes income in the amount of the aggregate market price of the shares received upon exercise less the aggregate amount paid for those shares, and the Company may deduct as an expense the amount of income so recognized by the participant. The holding period of the acquired shares begins upon the exercise of the option, and the participant’s basis in the shares is equal to the market price of the acquired shares on the date of exercise.

Restricted Stock

Under the Code as presently in effect, a participant generally will not recognize any income for federal income tax purposes at the time an award of restricted stock is made, nor will the Company be entitled to a tax deduction at that time, unless the participant elects to recognize income at the time that award of restricted stock is made. If the participant does not make such election, the value of the common stock will be taxable to the participant as ordinary income in the year in which the Forfeiture Restrictions lapse with respect to such shares of stock. We have the right to deduct, in connection with all awards, any taxes required by law to be withheld and to require any payments required to enable it to satisfy our withholding obligations. We will generally be allowed an income tax deduction equal to the ordinary income recognized by the participant at the time of such recognition.

Additional Tax Matters

We may not deduct compensation of more than $1,000,000 that is paid in a taxable year to certain “covered employees” as defined in Section 162(m) of the Code. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. We anticipate that some awards under the Plan will constitute qualified performance-based compensation for purposes of Section 162(m) of the Code.

Unless otherwise determined in an award agreement, in the event of a change in control, as defined in the Plan: (1) each outstanding option or restricted share shall become fully vested and, if applicable, exercisable, (2) the restrictions, payment conditions, and forfeiture conditions applicable to any such award granted shall lapse, and (3) any performance conditions imposed with respect to awards shall be deemed to be fully achieved. Under Section 280G of the Code, we may not deduct certain compensation payable in connection with a change of control. The acceleration of vesting of awards in conjunction with a change in control of the Company may be limited under certain circumstances thereby avoiding nondeductible payments under Section 280G.

Plan Benefits

The maximum aggregate number of shares of common stock that may be subject to stock options granted in any calendar year to any one participant shall be 1,000,000 shares, and the maximum aggregate number of shares of common stock that may be subject to awards of restricted stock granted in any calendar year to any one participant shall be 1,000,000 shares. Such limitation shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

No awards have been granted under the Plan as of the date of this Proxy Statement. However, as part of the Company’s desire to retain the Executive Officers and other senior officers and to award them for their efforts in connection with the Private Placement transaction that was consummated on October 7, 2010, if the Plan is approved by the Company’s shareholders, the Board intends to grant to the Executive Officers and other senior officers stock option awards and restricted stock awards. The Board currently intends for the stock options and restricted stock awards to vest over a five-year period upon, among other things, the attainment by the Company of net income (after income taxes) for two consecutive quarters and the removal of the Consent Order by the Bank’s regulatory agencies. If the Company does not achieve this profitability metric and the Bank does not have the Consent Order removed, both within five years from the date of grant, all of the awards will be forfeited by the recipients. Accordingly, the Board believes the awards are a significant incentive to achieve results consistent with the objective to increase shareholder value.

Reasons for Authorization and Vote Required

The plan is being submitted to the shareholders for approval pursuant to Section 162(m) of the Code.

If a quorum is present at the Meeting, this proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

The Board recommends you vote “FOR” the approval of the Palmetto Bancshares, Inc. 2011 Stock Incentive Plan.

AUDIT FEES AND RELATED MATTERS

Auditing and Related Fees

The following table summarizes fees paid to Elliott Davis LLC, the Company’s independent registered public accounting firm, for professional services for the years ended December 31, 2010 and 2009. The 2009 fees changed from those reported in the Company’s Proxy Statement for the 2010 Annual Meeting by $3,400 as a result of the final fees paid in 2010 relative to 2009 after the 2010 proxy statement was completed.

	2010	2009
Audit Fees (1)	$221,500	$246,895
Audit-Related Fees (2)	27,720	26,400

Audit Fees and Audit Related Fees	249,220	273,295
Tax Fees (3)	52,575	28,298
All Other Fees (4)	32,101	—

Total Fees	$333,896	$301,593

(1)	Audit fees include fees for the audit of annual financial statements, the review of quarterly financial statements, and required procedures performed with regard to our internal control over financial reporting.

(2)	Audit-related fees consisted of fees for audits of our employee benefit plans.

(3)	During 2010, tax fees consisted of fees for tax consultation, planning, and compliance services provided in conjunction with the preparation of our tax returns as well as fees paid in conjunction with tax matters related to the Private Placement. During 2009, tax fees consisted of fees for tax consultation, planning, and compliance services provided in conjunction with the preparation of our tax returns.

(4)	During 2010, all other fees consisted of audit and tax fees paid relative to the Private Placement transaction as well as the associated regulatory filings.

Audit Committee Preapproval Policy

The Audit Committee has in place a Preapproval of Independent Registered Public Accounting Firm Services Policy. The policy addresses the protocol for preapproval of both audit and nonaudit services provided by its independent registered public accounting firm. Generally, the policy requires that all auditing services and nonaudit services, including nonprohibited tax services provided by its independent registered public accounting firm, be preapproved by the Audit Committee in accordance with the following guidelines:

•	Preapproval by the Audit Committee must be in advance of the work to be completed;

•	The Audit Committee or designated Audit Committee member must perform preapproval, and it cannot delegate the preapproval responsibility to a member of management;

•

The Audit Committee cannot preapprove services based upon broad, nondetailed descriptions (e.g., tax compliance services), and preapproval requests must be accompanied by a detailed explanation of each particular service to be provided, so the Audit Committee knows precisely what services it is being asked to preapprove and can make a well reasoned assessment of the impact of the service on the independent registered public accounting firm’s independence; and

•

Monetary limits alone may not be established as the only basis for the preapproval of deminimus amounts. There has to be a clear, specific explanation provided as to what the particular services are to be provided, subject to the monetary limit, to ensure that the Audit Committee is fully informed about each service.

The policy provides that the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant required preapprovals. The Audit Committee appoints a member annually to have the authority to grant required preapprovals. The policy also provides for deminimus exceptions to the preapproval requirements. With regard to the approval of nonauditing services, the Audit Committee considers, when applicable, various factors including, but not limited to, whether it would be beneficial to have the service provided by the independent registered public accounting firm and whether the service could compromise the independence of the independent registered public accounting firm. Consistent with this policy, the Audit Committee preapproved all of the services provided by Elliott Davis LLC related to the years ended December 31, 2010 and December 31, 2009. Additionally, during these years, there were no fees billed for professional services described in Paragraph (c)(4) of Rule 2-01 of Regulation S-X rendered by Elliott Davis LLC.

Audit Committee Report

Notwithstanding any statement in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, incorporating future or past filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filing unless the incorporation specifically lists the following Audit Committee Report.

Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing independent audits of the Company’s internal control over financial reporting and financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing reports thereon. One of the Audit Committee’s responsibilities is to monitor and oversee these processes. Other duties and responsibilities of the Audit Committee are to monitor the integrity of the Company’s financial statements, including the financial reporting process and system of internal control regarding compliance with generally accepted accounting principles; the compliance by the Company with legal and regulatory requirements including the Company’s disclosure controls and procedures; the performance of the Company’s internal audit function; the appointment, compensation, and approval of the independent registered public accounting firm; the independence and performance of the independent registered public accounting firm; reports prepared by the internal auditors; and employee, shareholder or other complaints regarding accounting, audit, or internal control matters. A full description of the Audit Committee’s responsibilities is included in the Audit Committee’s Charter. The Audit Committee has the authority to conduct or authorize investigations appropriate to fulfilling its responsibilities and has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

In fulfilling its responsibilities, the Audit Committee reviewed and held discussions with management and the independent registered public accounting firm regarding the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by American Institute of Certified Public Accountants, Professional Standards, Volume 1, AU Section 380, The Auditor’s Communication With Those Charged With Governance, as adopted by the Public Company Accounting Oversight Board.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letters required by applicable requirements of the Public Company Accounting Oversight Board, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. In particular, the Audit Committee considered whether the provision of the services set forth in Auditing and Related Fees on the preceding page is compatible with maintaining the independence of the independent registered public accounting firm and determined that no independence issues arose as a result of such services. Services to be provided by Elliott Davis LLC to the Company are preapproved by the Audit

Committee as set forth in Audit Committee Preapproval Policy to ensure that such services do not impair the independent registered public accounting firm’s independence with the Company.

Based on the foregoing reviews and discussions, the Audit Committee recommended that the Board of Directors include the Company’s audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission.

The following independent directors, who comprise the Audit Committee, provide this report.

L. Stewart Spinks, Chair

John P. Sullivan

J. David Wasson, Jr.

ITEM 4:

RATIFICATION OF ELIOTT DAVIS LLC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011

The Board of Directors recommends the ratification of the appointment of Elliott Davis LLC as the independent registered public accounting firm for Palmetto Bancshares, Inc. and its subsidiary for fiscal year 2011 and to audit and report to the shareholders upon the financial statements and internal control over financial reporting of the Company as of and for the period ending December 31, 2011.

Representatives of Elliott Davis LLC will be present at the Meeting, and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions that the shareholders may have. Neither the firm nor any of its members has any relation with the Company except in the firm’s capacity as auditors or as advisors. The appointment of auditors is approved annually by the Board and subsequently submitted to the shareholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee.

The Board recommends you vote “FOR” the ratification of the appointment of Elliott Davis LLC as independent registered public accounting firm for 2011.

ITEM 5:

SAY-ON-PAY

The purpose of the Company’s compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of shareholder value. The Board believes our compensation policies and procedures achieve this objective, and therefore recommend Shareholders vote “FOR” the proposal through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in the Proxy Statement, is hereby APPROVED.”

The “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse the compensation we pay to our named executive officers by voting to approve or not approve such compensation as described in this Proxy Statement. This vote is advisory, which means that it is not binding on the Company, the Board or the Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

We encourage you to closely review our Compensation Discussion and Analysis included herein and the tabular summary compensation disclosure which follows it. Most of our tabular disclosure is backwards-looking. When possible, we have discussed our plans for changes to compensation practices for the current year and beyond. Also, in many cases, we are required to disclose in the executive compensation tables accounting or other non-cash estimates of future compensation. Because of this, we encourage you to read the footnotes and narratives which accompany each table in order to understand any non-cash items.

Recent legislation and regulations greatly impact our compensation practices. These laws apply to us because we are a financial institution. Additional requirements apply to us because we subject to the terms of a Consent Order with the Federal Deposit Insurance Corporation.

We have included this proposal in our Proxy Statement pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934. Your vote is advisory and will not be binding upon the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

The Board recommends you vote “FOR” the approval of this Resolution related to the compensation of our named executive officers.

ITEM 6:

ADVISORY, NON-BINDING VOTE ON THE FREQUENCY OF AN ADVISORY VOTE

ON NAMED EXECUTIVE OFFICER COMPENSATION

In addition to the advisory approval of our executive compensation program, we are also seeking a non-binding determination from our shareowners as to the frequency with which shareowners would have an opportunity to provide an advisory approval of our executive compensation program. We are providing shareowners the option of selecting a frequency of one, two or three years, or abstaining. The Board has determined that a Say-on-Pay vote that occurs once every three years is the most appropriate alternative for the Company and therefore the Board recommends that you vote in favor of conducting a Say-on-Pay vote every three years.

The Board believes that a Say-on-Pay vote occurring every three years will provide our shareholders with sufficient time to evaluate the effectiveness of the Company’s overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding an over-emphasis on short term variations in compensation and business results. A Say-on-Pay vote occurring every three years will also permit shareholders to observe and evaluate the effect of any changes to our executive compensation policies and practices that have occurred since the last advisory vote on executive compensation.

This vote is advisory, which means that it is not binding on the Company, the Board or the Compensation Committee. The Company recognizes that the shareholders may have different views as to the best approach and looks forward to hearing from the shareholders as to their preferences on the frequency of the Say-on-Pay vote. The Board and the Compensation Committee will carefully review the outcome of the frequency vote; however, when considering the frequency of future Say-on-Pay votes, the Board may decide that it is in the Company’s and the shareholders’ long-term best interest to hold a Say-on-Pay vote more or less frequently than the frequency receiving the most votes cast by our shareholders.

The proxy card provides shareholders with the opportunity to choose among four options (holding the Say-on-Pay vote every year, every two years, or every three years, or abstain from voting). Shareholders are not being asked to approve or disapprove the recommendation of the Board.

The Board recommends you vote “FOR” the preferred frequency of future advisory votes to approve the compensation of the Company’s named executive officers to be every THREE years.

ITEM 7:

APPROVAL OF POTENTIAL ADJOURNMENT OR POSTPONEMENT OF THE MEETING

A proposal may be submitted to shareholders at the Meeting to authorize the chairperson of the Meeting to adjourn or postpone the Meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the Meeting to adopt the Amended and Restated Articles of Incorporation. Any adjournment or postponement of the Meeting may be made without notice, other than by an announcement made at the Meeting. Any adjournment or postponement of the Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use.

If a quorum is present, this proposal will be approved if the number of shares of common stock voted in favor of this proposal exceeds the number of shares voted against this proposal.

The Board recommends that you vote “FOR” the approval of this proposal.

OTHER BUSINESS

The Board knows of no other business to be presented at the Meeting. If matters other than those described herein should properly come before the Meeting, the persons named in the enclosed form of proxy intend to vote at such meeting in accordance with their best judgment on such matters. If you specify a different choice on your proxy, your shares will be voted in accordance with the specifications so made.

GENERAL COMPANY INFORMATION REGARDING CORPORATE TRANSACTION

On October 7, 2010 and January 28, 2011, the Company consummated private placement transactions of our common stock pursuant to which the Company received aggregate gross cash proceeds of $110.7 million from the issuance of shares of the Company’s common stock to certain institutional investors. The private placement that was consummated on October 7, 2010 was considered to be a change in control under the Internal Revenue Service rules. As a result of these transactions, an affiliate of CapGen and affiliates of Patriot beneficially own approximately 45.3% and 19.2%, respectively, of our outstanding shares of common stock as of February 22, 2011.

SHAREHOLDER INFORMATION FOR FUTURE ANNUAL MEETINGS

Shareholder Proposals for 2012 Annual Meeting of Shareholders

Shareholders interested in submitting a proposal for inclusion in the Proxy Statement for the Company’s annual meeting of shareholders in 2012 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by our Chairman, Chief Executive Officer, or Corporate Secretary at 306 East North Street, Greenville, South Carolina, 29601 no later than November 30, 2011. To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws related to shareholder proposals in order to be included in our proxy materials.

Advance Notice Procedures

Under our Bylaws, a shareholder who wishes to nominate an individual for election to the Board directly or to propose any business to be considered at an annual meeting must deliver advance notice of such nomination or business to the Company following the procedures in the Bylaws. The shareholder must be a shareholder of record as of the date the notice is delivered and at the time of the annual meeting. The notice must be in writing and contain the information specified in the Bylaws for a director nomination or other business. It is our policy that any such shareholder proposal to be made at the annual meeting, but which is not requested to be included in our proxy materials, must be delivered no later than 90 days in advance of the annual meeting for a director nomination and no later than 45 days in advance of the annual meeting for any other matter to our Chairman, Chief Executive Officer, or Corporate Secretary at 306 East North Street, Greenville, South Carolina, 29601. The Chairman or other officer presiding at the annual meeting has the sole authority to determine whether any nomination or other business has been properly brought before the meeting in accordance with our Bylaws. Management and any other person duly named as proxy by a shareholder will have the authority to vote in their discretion on any nomination for director or any other business at an annual meeting if the Company does not receive notice of the nomination or other business matter within the time frames described above.

The requirements described above are separate from the procedures you must follow to submit a nominee for consideration by the Corporate Governance and Nominating Committee for recommendation to the Board for election as a director as described under Corporate Governance — Process of Evaluating Director Candidates above and from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our Proxy Statement pursuant to SEC Rule 14a-8.

OTHER MATTERS

Availability of Annual Report on Form 10-K

We have filed with the Securities and Exchange Commission our Annual Report on Form 10-K for the year ended December 31, 2010, as amended. A copy of the Form 10-K will be provided without charge to each shareholder to whom this proxy statement is delivered upon our receipt of a written request from such shareholder. The exhibits to the Form 10-K also will be provided upon request and payment of copying charges. Requests for the Annual Report on Form 10-K should be directed to:

Roy D. Jones

Chief Financial Officer

Palmetto Bancshares, Inc.

306 East North Street

Greenville, South Carolina 29601

Incorporation by Reference

We file various documents with the Securities and Exchange Commission, some of which incorporate information by reference. This means that information we have previously filed with the Securities and Exchange Commission should be considered as part of the filing.

The Compensation Committee Report and the Audit Committee Report shall be deemed to be furnished rather than filed with the Securities and Exchange Commission and will not be deemed incorporated by reference into any of our filings under the Exchange Act or the Securities Act unless specifically incorporated by reference therein. In addition, these Reports shall not be deemed to be soliciting material, or subject to Regulation 14A or 14C, or to the liabilities of section 18 of the Exchange Act, unless the Company specifically requests that the information be treated as soliciting material.

References to Our Website Address

References to our website address throughout this Proxy Statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this Proxy Statement or the accompanying materials.

FORWARD LOOKING STATEMENTS

Statements contained in this Proxy Statement that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions, or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including, without limitation, those described in this Proxy Statement. The forward-looking statements are made as of the date of this Proxy Statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this Proxy Statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in our other current and subsequent filings with the SEC.

Appendix A

Text of Reverse Stock Split Amendment

“Upon the filing and effectiveness (the “Effective Time”) of these Articles of Amendment, each [number of whole shares between two to fifteen, inclusive] shares of common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) (including the number of shares of common stock issuable upon exercise or conversion of all issued and outstanding, options, warrants and convertible securities of every kind), shall automatically and without any further action by the Corporation or the holder thereof be combined and reclassified into one (1) validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, (the “New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the Reverse Stock Split, and the Corporation shall not recognize on its stock record books any purported transfer of any fractional share of New Common Stock. In lieu of such fraction of a share, any holder of such fractional share shall be entitled receive one whole share of Common Stock. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.”

A-1

Appendix B

Palmetto Bancshares, Inc. 2011 Stock Incentive Plan

Section 1. General Purpose of Plan; Definitions.

The name of this plan is the Palmetto Bancshares, Inc. 2011 Stock Incentive Plan (the “Plan”). The Plan was approved by the Board of Directors on February 18, 2011 (the “Effective Date”) and subsequently adopted by the shareholders of the Company on May 19, 2011. The purpose of the Plan is to enable the Company and its Subsidiaries to attract and retain highly qualified personnel who will contribute to the Company’s success and to provide incentives to Participants to increase shareholder value and therefore further align the interests of the Participants with those of the shareholders to benefit all shareholders of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board and/or the Committee, as the case may be, to the extent that it administers the Plan, as set forth in Section 2 below.

(b) “Award” means any award granted under the Plan.

(c) “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions applicable to the Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” shall mean (i) with respect to the Company or any Subsidiary which employs the Participant or for which such Participant primarily performs services, the commission by the Participant of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction), or any act or practice which the Administrator shall, in good faith, deem to have resulted in the Participant becoming unbondable under the Company’s or the Subsidiary’s fidelity bond; (ii) the willful engaging by the Participant in misconduct which is deemed by the Administrator, in good faith, to be materially injurious to the Company or any Subsidiary, monetarily or otherwise, including, but not limited to, improperly disclosing trade secrets or other confidential or sensitive business information and data about the Company or any Subsidiary and competing with the Company or its Subsidiaries, or soliciting employees, consultants or customers of the Company of any Subsidiary in violation of law or any employment or other agreement to which the Participant is a party; or (iii) the willful and continued failure or habitual neglect by the Participant to perform his or her duties with the Company or the Subsidiary substantially in accordance with the operating and personnel policies and procedures of the Company or the Subsidiary generally applicable to all their employees. For purposes of this Plan, no act or failure to act by the Participant shall be deemed be “willful” unless done or omitted to be done by Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company and/or the Subsidiary. Notwithstanding the foregoing, if the Participant has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines “Cause,” then the definition of “Cause” in such agreement shall apply to the Participant in this Plan. “Cause” under either (i), (ii) or (iii) shall be determined by the Administrator.

(f) “Change in Control” means the first to occur of any one of the events:

(i) any Person is or becomes a beneficial owner (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly (but excluding in the securities beneficially owned by such Person any securities acquired directly from the Company (provided that an acquisition directly from an underwriter, or from an investment bank acting as an initial purchaser, pursuant to a securities offering by the Company shall be deemed to be an acquisition directly from the Company))

of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who acquires such beneficial ownership in connection with a transaction described in clause (v) below;

(ii) any plan or proposal for the dissolution or liquidation of the Company is adopted by the shareholders of the Company;

(iii) individuals who, as of the Effective Date, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iv) all or substantially all of the assets of the Company are sold, transferred or distributed; or

(v) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), in each case, with respect to which either (1) the shareholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50% of the combined voting power of the Company or the entity surviving such Transaction (or, if the Company or the entity surviving such Transaction is then a subsidiary, the ultimate parent thereof) in substantially the same respective proportions as such shareholders’ ownership of the voting power of the Company immediately before such Transaction or (2) the individuals who comprise the Board immediately prior thereto do not constitute at least a majority of the board of directors of the Company, the entity surviving such transaction or, if the Company or the entity surviving such Transaction is then a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. In addition, for any Award that constitutes deferred compensation under Section 409A of the Code, a Change of Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(h) “Committee” means the Compensation Committee of the Board or, if applicable, any other committee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Board specified in the Plan may be exercised by the Committee. The Committee may, but is not required to be, comprised of two or more “outside” directors, within the meaning of section 162(m) of the Internal Revenue Code, who are also “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

(i) “Common Stock” or “Stock” means the common stock, par value $0.01 per share, of the Company.

(j) “Company” means Palmetto Bancshares, Inc., a South Carolina corporation (or any successor corporation that assumes this Plan, either contractually or by operation of law).

(k) “Eligible Recipient” means an officer, director, employee, consultant, or advisor of the Company or any Subsidiary.

(l) “Exercise Price” means the per Share price at which a Participant holding an Award of Options may purchase Shares issuable with respect to such Award of Options, if any.

(m) “Fair Market Value” on any date shall mean:

(i) if the Common Stock is readily tradeable on an established securities market (as defined in Treasury Regulation § 1.897-1(m)), the average selling price during the 30-day period preceding the day the value is to be determined, which price shall be determined by taking the arithmetic mean of such selling prices on all trading days during the 30-day period;

(ii) if the Common Stock is not traded on any securities exchange (as defined in Treasury Regulation § 1.897-1(m)), but is quoted on the over-the-counter market, the average of the closing high bid and low asked prices of the Common Stock during the 30-day period preceding the day the value is to be determined, which price shall be determined by taking the arithmetic mean of such averages of the closing high bid and low asked prices on all trading days during the 30-day period; or

(iii) if the Common Stock also is not traded on the over-the-counter market (as defined in Treasury Regulation § 1.897-1(m)), the fair market value as determined in good faith by the Board or the Committee by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company; factors to be considered may include, as applicable, the value of tangible and intangible assets of the Company, the present value of future cash-flows of the Company, the market value of stock or equity interests in similar corporations which can be readily determined through objective means (such as through trading prices on an established securities market or an amount paid in an arm’s length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability. For purposes of the foregoing, a valuation prepared in accordance with any of the methods set forth in Treasury Regulation § 1.409A-1(b)(5)(iv)(B)(2), consistently used, shall be rebuttably presumed to result in a reasonable valuation. This paragraph is intended to comply with the definition of “fair market value” contained in Treasury Regulation § 1.409A-1(b)(5)(iv) and should be interpreted consistently therewith.

(n) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships of the Participant.

(o) “Incentive Stock Option” or “ISO” means any Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(p) “Nonqualified Stock Option” or “NQSO” means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

(q) “Option” means an option to purchase Shares granted pursuant to Section 6 of the Plan.

(r) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 2 of the Plan, to receive an Award.

(s) “Permanent and Total Disability” shall have the same meaning as given to that term by Code Section 22(e)(3) and any regulations or rulings promulgated thereunder.

(t) “Purchasable” shall refer to Common Stock which may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

(u) “Purchase Price” means the per-Share price, if any, at which a Participant awarded Restricted Stock may purchase such Restricted Stock.

(v) “Qualified Domestic Relations Order” shall have the meaning set forth in the Code or in the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated under the Code or such Act.

(w) “Restricted Stock” means Shares subject to certain restrictions granted pursuant to Section 7 of the Plan.

(x) “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to Sections 3 or 4 of the Plan, and any successor security.

(y) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(z) “Treasury Regulations” means regulations promulgated by the United Stated Department of Treasury pursuant to the Code, as amended, including proposed or temporary regulations as applicable.

Section 2. Administration.

The Plan shall be administered by the Board or by the Committee (unless and to the extent that the Board directs the Committee not to administer the Plan). Pursuant to the terms of the Plan, the Board or the Committee, as the case may be from time to time, shall serve as the Administrator and shall have the power and authority:

(a) to select those Eligible Recipients who shall be Participants;

(b) to determine whether and the extent to which Awards are to be granted to Participants under the Plan;

(c) to determine the number of Shares to be covered by or subject to each Award granted under the Plan;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted under the Plan; and

(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, that shall govern all written instruments evidencing Awards granted under the Plan, including Award Agreements.

The Administrator shall have the authority, in its sole discretion, to: adopt, alter, and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; correct any defect, supply any omission, reconcile any inconsistency, and resolve any ambiguity in, and otherwise interpret, the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto); and otherwise supervise the administration of the Plan. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants.

Notwithstanding the above, and subject to Sections 3, 4, 6, 9, 10, and 13, outstanding Options granted under the Plan shall not be repriced without approval by the Company’s shareholders. In particular, neither the Board nor the Committee may take any action: (1) to amend the terms of an outstanding Option to reduce the

Exercise Price thereof, cancel an Option and replace it with a new Option with a lower Exercise Price, or that has an economic effect that is the same as any such reduction or cancellation or (2) to cancel an outstanding Option having an Exercise Price above the then-current Fair Market Value of the Stock in exchange for the grant of another type of Award, without, in each such case, first obtaining approval of the shareholders of the Company of such action.

Section 3. Shares Subject to the Plan.

Subject to Section 4 of the Plan, the total number of Shares reserved and available for issuance under the Plan shall be 2,000,000 Shares. The following limits shall apply to grants of all Awards under the Plan: (i) the maximum aggregate number of shares of Stock that may be subject to Options granted in any calendar year to any one Participant shall be 1,000,000 Shares; and (ii) the maximum aggregate number of shares of Stock that may be subject to Awards of Restricted Stock granted in any calendar year to any one Participant shall be 1,000,000 Shares. Such limitations shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code. In addition, no Participant may be granted Options which in the aggregate cover in excess of 100% percent of the Shares authorized under the Plan.

Such Shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. At all times the Company shall reserve and keep available a sufficient number of shares as shall be required to satisfy the requirements of all outstanding Options under the Plan.

To the extent that an Option expires or is otherwise cancelled, surrendered, exchanged or terminated without being exercised, or Shares are withheld to satisfy an Option Exercise Price, such Shares shall again be available for issuance in connection with future Options granted under the Plan; provided however that to the extent that any Shares issuable with respect to or subject to any Award are forfeited or withheld (or shares of Stock owned by a Participant are delivered to the Company, including by attestation) to satisfy tax withholding obligations, such Shares (and any such shares of Stock so delivered) shall not again be available for issuance in connection with future Awards granted under the Plan.

Section 4. Corporate Transactions.

In the event of any merger, consolidation, combination, reorganization, recapitalization, reclassification, extraordinary cash dividend, stock dividend, stock split, reverse stock split, or other change in corporate structure, the Administrator shall make an equitable substitution or proportionate adjustment in (i) the aggregate number of Shares reserved for issuance under the Plan, and (ii) the kind, number, and Exercise Price of Shares (or other cash or property) issuable with respect to outstanding Options granted under the Plan (which may become, without limitation, shares of an acquiring entity or other successor corporation that assumes this Plan), and (iii) the kind, number, and Purchase Price, if any, of Shares subject to any outstanding Awards of Restricted Stock granted under the Plan (which may become, without limitation, shares of an acquiring entity or other successor corporation that assumes this Plan), in each case as may be determined by the Administrator, in its sole discretion; provided, that with respect to ISOs, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder; and provided, further, that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code. Other substitutions or adjustments in connection with an event or series of events listed in this Section 4 may be made by the Administrator, as determined by the Administrator in its sole discretion, including, but not limited to, the cancellation of any outstanding Awards for no consideration.

Section 5. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients. The Administrator shall have the authority to grant Awards under the Plan to the Eligible Recipients; provided, however, that only current employees may be granted ISOs.

Section 6. Options.

Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be substantially in the form attached as Exhibit A to this Plan, or in such other form as the Administrator may from time to time approve, and the provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company substantially in the form attached as Exhibit A to this Plan, or in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted in connection with such Award Agreement.

Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. If and to the extent any Option granted under the Plan intended to qualify as an ISO does not qualify as an ISO, such Option shall constitute a separate NQSO to such extent. More than one Option may be granted to the same Participant and be outstanding concurrently under the Plan.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(a) Option Exercise Price. The Exercise Price of Shares issuable with respect to an Option shall be determined by the Administrator in its sole discretion, provided, however, that such Exercise Price shall not be less than 100% of the Fair Market Value on the date of grant. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary and an ISO is granted to such Participant, the Exercise Price of such ISO shall be no less than 110% of the Fair Market Value on the date such Option is granted.

(b) Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than 10 years after the date such Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary and an ISO is granted to such employee, the term of such ISO (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

(c) Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after the time of grant. The Administrator may provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, all in its sole discretion.

(d) Method of Exercise. Subject to Sections 6(c) and 9 of the Plan, vested Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Administrator specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator in its sole discretion. As determined by the Administrator in its sole discretion, payment in whole or in part may also be made: (i) to the extent permitted by applicable law, by means of any cashless exercise procedure approved by the

Administrator (provided however, such cashless exercises shall be limited to the extent required by Section 12(d) of the Plan); (ii) in the form of unrestricted shares of Common Stock already owned by the Participant (based on the Fair Market Value on the date the Option is exercised); provided, however, that in the case of an ISO, the right to make payment in the form of already owned shares of Common Stock may be authorized only at the time of grant; (iii) any other form of consideration approved by the Administrator and permitted by applicable law; or (iv) any combination of the foregoing.

A Participant shall generally have the rights to dividends and any other rights of a shareholder with respect to the Shares subject to the Option only after the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in paragraph (b) of Section 13 of the Plan.

(e) Non-Transferability of Options. Except as otherwise provided in the Award Agreement, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, or by the laws of descent and distribution, except that NQSOs may be transferred if and to the extent set forth in an Award Agreement.

(f) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the ISO is granted) of Shares with respect to which ISOs granted to a Participant under this Plan and all other equity compensation plans of the Company or any Subsidiary become exercisable for the first time by the Participant during any calendar year exceeds $100,000 (as determined in accordance with Section 422(d) of the Code), the number of Shares attributable to the amount of such Fair Market Value exceeding $100,000 shall be treated as issuable with respect to NQSOs.

(g) Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of Code Section 422 and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Section 6, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code Section 424(a).

(h) Forfeiture by Order of Regulatory Agency. If the Company’s or any of its financial institution Subsidiaries’ capital falls below the minimum requirements contained in 12 CFR § 3 or below a higher requirement as determined by the Company’s or such Subsidiary’s primary bank regulatory agency, such agency may direct the Company to require Participants to exercise or forfeit some or all of their Options. All options granted under this Plan are subject to the terms of any such directive.

Section 7. Restricted Stock.

Awards of Restricted Stock may be granted either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock shall be made; the number of Shares to be awarded with respect to an Award of Restricted Stock; the Purchase Price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 7(b) of the Plan) applicable to an Award of Restricted Stock. Award Agreements with respect to Restricted Stock shall be substantially in the form attached hereto as Exhibit B to this Plan or in such other form as the Administrator may from time to time approve, and the provisions of Awards of Restricted Stock need not be the same with respect to each Participant. An Award of Restricted Stock shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

(a) Stock Certificates. Subject to Section 7(b) below, with respect to each Participant who is granted an Award of Restricted Stock, the Company shall either (i) issue a stock certificate in respect of such Award of

Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award of Restricted Stock; or (ii) enter such Award of Restricted Stock in book entry form (with appropriate restrictions noted with respect thereto), such method to be determined by the Administrator in its sole discretion. The Company may require that any stock certificates evidencing Restricted Stock granted under the Plan be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award of Restricted Stock.

(b) Restrictions and Conditions Applicable to Restricted Stock. An Award of Restricted Stock granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i) The Purchase Price, if any, of Shares purchasable under an Award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant.

(ii) Subject to the provisions of the Plan and the Award Agreement governing any such Award of Restricted Stock, during such period as may be set by the Administrator commencing on the date of grant of the Award, the Participant shall not be permitted to sell, transfer, pledge, or assign such Shares of Restricted Stock (such period, the “Restricted Period”); provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion. Such restrictions shall be determined by the Administrator in its sole discretion, and the Administrator may provide that such restrictions lapse upon (1) the attainment of one or more performance goals established by the Administrator, (2) the Participant’s continued employment with the Company or any Subsidiary, or continued service as a director, consultant or advisor of the Company or any Subsidiary, for a specified period of time, (3) the occurrence of any other event or the satisfaction of any other condition specified by the Administrator in its sole discretion, or (4) a combination of any of the foregoing.

(iii) Subject to paragraph (b) of Section 12 of the Plan and/or unless otherwise provided in an Award Agreement, a Participant awarded Restricted Stock under the Plan generally shall have the rights of a shareholder of the Company with respect to such Restricted Stock during the Restricted Period (including, without limitation, the right to vote the Restricted Stock and to receive dividends thereon). Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period expires without forfeiture in respect of such Shares of Restricted Stock, except as the Administrator, in its sole discretion, shall otherwise determine.

(iv) For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of performance goals. Such performance goals may be based on (1) net income (before or after taxes) of the Company, (2) net income per share of Common Stock, (3) the Company’s return on equity or return on assets, (4) the Company’s net interest margin, (5) changes in levels of loans, assets or deposits, (6) the Company’s market share, (7) changes in the price of Common Stock (either in absolute terms or relative to an index selected by the Administrator) or (8) obtaining certain quality metrics as set forth by the regulatory agencies which examine the Company and its Subsidiaries (such as the removal of the current regulatory enforcement actions). The performance goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee may follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code.

(c) Administrator’s Discretion to Accelerate Vesting of Awards. The Administrator may, in its discretion and as of a date determined by the Administrator, fully vest any or all Restricted Stock awarded to a

Participant pursuant to an Award and, upon such vesting, all restrictions applicable to such Award shall terminate as of such date. Any action by the Administrator pursuant to this section may vary among individual Participants and may vary among the Awards held by any individual Participant. Notwithstanding the preceding provisions of this section, the Administrator may not take any action described in this section with respect to an Award that has been granted to a “covered Employee” (within the meaning of Treasury Regulation § 1.162-27(c)(2)) if such Award is intended to meet the exception for performance-based compensation under Section 162(m) of the Code.

Section 8. Termination of Employment or Service.

Unless otherwise set forth in the Award Agreement with respect to an Option, if a Participant’s employment with or service as a director, consultant or advisor to the Company or to any Subsidiary terminates by reason of his or her death, Permanent and Total Disability or for any other reason, an Option granted to such Participant may thereafter be exercised to the extent such Option is vested for a period of 90 days (or twelve months in the event of termination by reason of death or Permanent and Total Disability) following termination of employment or service. If, and to the extent that, after termination of employment or service, the Participant does not exercise his or her Option within the applicable time, the unexercised Option shall terminate, and the Shares issuable with respect to such unexercised Option shall revert to the Plan.

Except as otherwise set forth in Section 9 of the Plan or as may otherwise be set forth in an Award Agreement, if, on the date of termination of employment or service, the Participant is not vested as to his or her entire Award, the Shares issuable with respect to the unvested portion of such Award shall be forfeited and revert to the Plan.

Section 9. Change in Control

Unless otherwise determined in an Award Agreement, in the event of a Change in Control:

(a) Effective immediately prior to the occurrence of the Change in Control, (i) each outstanding Award shall become fully vested and, if applicable, exercisable, (ii) the restrictions, payment conditions, and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

(b) The Administrator may (but is not required to) notify all Participants that all outstanding Awards shall be assumed by the acquiring entity or substituted on an equitable basis with awards issued by the acquiring entity.

(c) For purposes of this Section 9, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the Award instead confers the right to receive common stock or other securities of the acquiring entity.

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Board may, in its sole discretion, provide that each Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess (if any) of the consideration paid per Share in the Change in Control (as determined by the Administrator in its sole discretion) over the exercise or purchase price (if any) per Share subject to the Award multiplied by (ii) the number of Shares subject to the Award (if the consideration paid per share in the Change in Control is deemed by the Administrator to be less than the Exercise Price or purchase price (if any) per Share subject to an Award, then such Awards may be deemed to have been paid in full and canceled by the Administrator).

Section 10. Amendment and Termination.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation that would materially impair the rights of a Participant under any Award granted or Award Agreement in effect under the Plan shall be made without such Participant’s consent. The Administrator may accept surrender of outstanding Awards and grant new Awards in substitution for them; provided, that the Administrator will not exchange underwater Options without prior shareholder approval. To the extent necessary and desirable, the Board shall obtain approval of the Company’s shareholders for any amendment that would:

(a) except as set forth in Section 3 of the Plan, increase the total number of Shares reserved for issuance under the Plan; or

(b) change the class of officers, directors, employees, consultants, and advisors eligible to participate in the Plan.

The Administrator may amend the terms of any Award granted under the Plan, prospectively or retroactively, but, subject to Section 4 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent. Notwithstanding the previous sentence, the Administrator reserves the right to amend the terms of any Award or Award Agreement as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code or to comply with any requirements under the Company’s “clawback” policy regarding incentive compensation, or such “clawback” requirements under the Sarbanes–Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Section 11. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

Section 12. General Provisions.

(a) Shares shall not be issued pursuant to the exercise or settlement of any Award granted under the Plan unless the exercise or settlement of such Award and the issuance and delivery of such Shares pursuant to such Award shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) The Administrator may require each person acquiring Shares granted under the Plan to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law. The certificates for such Shares may include the legend set forth below, or any other legend that the Administrator deems appropriate to reflect any restrictions on transfer for such Shares.

“THE ISSUANCE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.”

(c) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan or granting of an Award shall not confer upon any Eligible Recipient any right to continued employment with or service to the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient at any time.

(d) Unless otherwise set forth in an applicable Award Agreement, a Participant may elect, no later than the date as of which the value of an Award becomes includible in the gross income of the Participant for Federal income tax purposes (the “withholding date”), to have the Company withhold vested whole shares of Common Stock deliverable upon the exercise of an Option or the vesting of the Restricted Stock to satisfy (in whole or in part) the amount, if any, that the Company or any Subsidiary is required to withhold for taxes; provided, however, that the amount of shares of Common Stock so withheld shall have a Fair Market Value (as of the withholding date) that is not in excess of the amount determined by the Company to be equal to the applicable minimum statutorily required withholding tax payments. Any such election shall be irrevocable.

To the extent that a Participant does not make such an election, or such election does not fully satisfy such minimum statutorily required withholding tax payments, then (x) the Company may require that the Participant pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such Award, as a condition of the exercise of any Option, (y) the Company may withhold vested whole shares of Common Stock deliverable upon exercise of an Option or vesting of the Restricted Stock to satisfy (in whole or in part) the amount, if any, that the Company or any Subsidiary is required to withhold for taxes; provided, however, that the amount of shares of Common Stock so withheld shall have a Fair Market Value (as of the withholding date) that is not in excess of the amount determined by the Company to be equal to the applicable minimum statutorily required withholding tax payments, and (z) the Company shall have the right to deduct from any payment of any kind otherwise due to a Participant up to an amount equal to any federal, state or local taxes of any kind required by law to be withheld in connection with the granting, vesting or exercise of an Award (not to exceed the amount determined by the Company to be the applicable minimum statutorily required withholding tax payments). Upon request, the Participant shall reimburse the Company for any taxes that the Company withholds that are not otherwise reimbursed as contemplated above in this Section 12(d).

(e) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation. Except to the extent prohibited by applicable law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(f) If a Participant is an officer or director of the Company within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule(s) promulgated under the Securities Exchange Act of 1934, to qualify the Award for any exemption from the provisions of Section 16 available under such Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant, which describes the Award.

(g) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any shares of Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any shares of Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such shares is in compliance with all applicable laws, regulations or governmental authority and the requirements of any securities exchange on which shares of Stock are traded. The Committee may require, as a condition of the issuance and delivery of shares of Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such shares, if certificated, bear such legends, and if dematerialized, be so restricted, in each case, as the Committee, in its sole discretion, deems necessary or desirable.

Section 13. Section 409A of the Code.

Notwithstanding any provision in the Plan to the contrary, no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant’s termination of employment or service with the Company will be made to such Participant unless such Participant’s termination of employment or service constitutes a “separation from service” (as defined in Section 409A of the Code). For purposes of this Plan, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A of the Code. If a participant is a “specified employee” (as defined in Section 409A of the Code), then to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, such Participant shall not be entitled to any payments upon a termination of his or her employment or service until the earlier of: (i) the expiration of the six-month period measured from the date of such Participant’s “separation from service” or (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 13 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than 60 calendar days, following such expired period, and any remaining payments due under this Plan will be paid in accordance with the normal payment dates specified for them herein.

Section 14. Term of Plan.

The Plan shall be effective as of the Effective Date. No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards granted under the Plan prior to the tenth anniversary of the Effective Date may extend beyond the tenth anniversary of the Effective Date pursuant to the terms of the Award as provided for under the Plan and the terms of the applicable Award Agreement.

*                    *                     *                    *                     *

EXHIBIT A

to

PALMETTO BANCSHARES, INC.

2011 STOCK INCENTIVE PLAN

Form of Stock Option Agreement

PALMETTO BANCSHARES, INC.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is entered into as of this [    ] day of [            ], 2011, between Palmetto Bancshares, Inc., a South Carolina corporation (the “Company”), and [            ] (the “Optionee”).

WHEREAS, on February 18, 2011, the Board of Directors of the Company adopted a Stock Incentive Plan known as the “Palmetto Bancshares, Inc. 2011 Stock Incentive Plan” (the “Plan”), and recommended that the Plan be approved by the Company’s shareholders; and

WHEREAS, the Committee has granted the Optionee a stock option to purchase the number of shares of the Company’s common stock as set forth below, and in consideration of the granting of that stock option the Optionee intends to remain in the employ of the Company; and

WHEREAS, the Company considers it desirable and in its best interest that the Optionee be provided an inducement to acquire an ownership interest in the Company and an additional incentive to advance the interest of the Company through the grant of an option to purchase shares of common stock of the Company pursuant to the Plan; and

WHEREAS, the Company and the Optionee desire to enter into a written agreement with respect to such option in accordance with the Plan.

NOW, THEREFORE, as an employment incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the Company and the Optionee agree as follows.

1. Incorporation of Plan. This option is granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Optionee.

2. Grant of Option. Subject to the provisions stated in this Agreement, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option (the “Option”) to purchase the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), set forth below, exercisable in the amounts and at the time specified below. This Option is intended to be an Incentive Stock Option, as defined in the Code.

Number of Shares:	[ ]

Exercise Price:	$ [ ] per share

Option Vesting Schedule:	Options are exercisable with respect the shares of Common Stock as follows, subject in each case to continued employment by the Company or a subsidiary of the Company through such date, and subject to the provisions of Section 7 of this Agreement:

No. of Shares	Vesting Date
[ ], 2011
[ ], 2012
[ ], 2013
[ ], 2014
[ ], 2015

Option Exercise Period:	All options expire and are void unless exercised on or before [ ], 20[ ].

3. Exercise Terms. The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of Stock as to which the Option remains unexercised but exercisable. If this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

4. Restrictions on Transferability. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee’s guardian or legal representative, should one be appointed).

5. Notice of Exercise of Option. This Option may be exercised by the Optionee, or by the Optionee’s administrators, executors or personal representatives, by a written notice (in substantially the form of a Notice of Exercise approved by the Company) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in this Agreement to the attention of the Chief Operating Officer or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Common Stock which the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required by the Company pursuant to this Agreement, and (c) be accompanied by (i) a certified or cashier’s check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers, or constructively delivered through an attestation, having a Fair Market Value equal to the total Exercise Price applicable to such Shares purchased hereunder, or (iii) a certified or cashier’s check accompanied by the number of shares of stock where Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to such shares purchased hereunder. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

6. Adjustment in Option. The number of Shares subject to this Option, the Exercise Price, and other matters are subject to adjustment during the term of this Option in accordance with Section 4 of the Plan.

7. Termination of Employment.

(a) In the event of the termination of the Optionee’s employment (including due to retirement) with the Company or any of its Subsidiaries, other than a termination that is either (i) for Cause, or (ii) for reasons of death or Permanent and Total Disability, all vesting of the Option shall cease and the Optionee may exercise this Option at any time within a period ending on the earlier of (a) the last day of the period ending 90 days after such termination or (b) the expiration date of this Option, to the extent of the number of shares which were purchasable (vested) as of the date of such termination (and thereafter this Option shall be deemed terminated and shall not be or become exercisable).

(b) In the event of a termination of the Optionee’s employment for Cause, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

(c) In the event of termination of employment because of the Optionee’s Permanent and Total Disability, all vesting of the Option shall cease and the Optionee (or his or her personal representative) may exercise this Option, within a period ending on the earlier of (a) the last day of the one-year period following the Optionee’s Permanent and Total Disability or (b) the expiration date of this Option, to the extent of the number of shares which were purchasable (vested) as of the date of such termination.

(e) In the event of the Optionee’s death while employed by the Company or any of its Subsidiaries or within three months after a termination of such employment (if such termination was not for Cause), the appropriate persons described in Section 5 hereof or persons to whom all or a portion of this Option is transferred in accordance with Section 4 hereof may exercise this Option, to the extent vested, at any time within a period ending on the earlier of (a) the last day of the one year period following the Optionee’s death or (b) the expiration date of this Option. If the Optionee was an employee of the Company at the time of death, all vesting of the Option shall cease as of the date of death, and this Option may be so exercised to the extent of the number of shares that were purchasable (vested) as of the date of death. If the Optionee’s employment terminated prior to his or her death, all vesting of the Option shall have ceased as of the date of termination, and this Option may be exercised only to the extent of the number of shares covered by this Option which were purchasable (vested) as of the date of such termination.

This Option does not confer upon the Optionee any right with respect to continuance of employment by the Company or by any of its Subsidiaries. This Option shall not be affected by any change of employment so long as the Optionee continues to be an employee of the Company or one of its Subsidiaries.

8. Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 8.

9. Forfeiture. The purpose of the Plan is to attract, retain, and reward employees, to increase stock ownership and identification with the Company’s interests, and to provide incentive for remaining with and enhancing the value of the Company over the long-term. Therefore, the Company and the Optionee agree as follows:

(a) If, at any time within the later of (i) one year after termination of the Optionee’s employment or (ii) one year after the Optionee’s exercise of any portion of this Option, the Optionee engages in any activity which constitutes a violation of any confidentiality, noncompetition, nonsolicitation, or similar provision of any employment or other agreement between the Company and the Optionee (or, if no agreement is in place between the Company and the Optionee, any Company policies pertaining to such matters), or if the Optionee engages in any illegal or prohibited activity which is inimical, contrary, or harmful to the interests of the Company (including conduct related to the Optionee’s employment for which either criminal or civil penalties against the Optionee may be sought or violation of the Company’s policies, including the Company’s insider trading policy), then (1) this Option shall terminate effective the date on which the Optionee enters into such activity, unless terminating sooner by operation of another term or condition of this Option or the Plan, and (2) any Option Gain realized by the Optionee from exercising all or a portion of this Option shall be paid by the Optionee to the Company. “Option Gain” shall mean the gain represented by the mean market price on the date of exercise over the Exercise Price, multiplied by the number of shares purchased through exercise of the Option, without regard to any subsequent market price decrease or increase. The forfeiture provisions described in this Section 9 shall apply even if the Company does not elect otherwise to enforce the employment agreement or take other action against the Optionee, but shall not apply if termination of the Optionee’s employment with the Company occurs in connection with or following a Change in Control involving the Company (as defined in the Plan).

(b) Section 12(d) of the Plan applies with respect to withholding tax payments (if any) with respect to this Option. The Optionee hereby appoints the Company as its attorney-in-fact to execute any documents or do any acts necessary to exercise its rights under this Section.

(c) The Optionee may be released from its obligations under this Section 9 only if the Board of Directors (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company.

10. Miscellaneous.

(a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

(b) Unless the context clearly indicates to the contrary, all capitalized terms used herein shall have the meanings as set forth in this Agreement, or in the event a capitalized term is not clearly described in this Agreement, the meanings as set forth in the Plan.

(c) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of South Carolina.

(d) Income realized by the Optionee pursuant to this Agreement shall not be included in the Grantee’s earnings for the purpose of any benefit plan of the entity in which the Optionee may be enrolled or for which the Optionee may become eligible unless otherwise specifically provided for in such plan.

(e) Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address set forth below and, if to the Company, to the executive offices of the Company at 306 East North Street, Greenville, South Carolina 29601.

(f) This Agreement may not be modified except in writing executed by each of the parties hereto. Notwithstanding the previous sentence, the Administrator reserves the right to amend the terms of this Agreement as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code or to comply with any requirements under the Company’s “clawback” policy regarding incentive compensation, or such “clawback” requirements under the Sarbanes–Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act.

*                    *                     *                    *                     *

IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Stock Option Agreement to be executed on behalf of the Company and the Company’s seal to be affixed hereto and attested by the Secretary or an Assistant Secretary of the Company, and the Optionee has executed this Stock Option Agreement under seal, all as of the day and year first above written.

PALMETTO BANCSHARES, INC.

By:

Name:

Title:

OPTIONEE

By:

Name:

Address:

EXHIBIT B

to

PALMETTO BANCSHARES, INC.

2011 STOCK INCENTIVE PLAN

Form of Restricted Stock Award Agreement

PALMETTO BANCSHARES, INC.

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”) is entered into as of this          day of                     , 20    , between Palmetto Bancshares, Inc., a South Carolina corporation (the “Company”), and                             (the “Grantee”).

Background:

A. The Palmetto Bancshares, Inc. 2011 Stock Incentive Plan (the “Plan”) was approved and adopted by the Company’s shareholders at the annual meeting of shareholders on May 19, 2011.

B. The Committee of the Company’s Board of Directors duly approved the grant of restricted shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to the Grantee on the terms described in this Agreement, and in consideration of the issuance of such restricted shares, the Grantee intends to remain in the employ of the Company.

NOW, THEREFORE, as an employment incentive and to encourage stock ownership, and also in consideration of the premises and the mutual covenants contained herein, the Company and the Grantee agree as follows.

1.	RESTRICTED STOCK.

1.1     Grant of Restricted Stock.

(a) The Company hereby grants to the Grantee [                    ] shares of Common Stock (the “Restricted Stock”), subject to the restrictions described in Paragraph 1.2 of this Agreement. As the restrictions set forth in Paragraph 1.2 of this Agreement lapse in accordance with the terms of this Agreement as to all or a portion of the Restricted Stock, such shares shall no longer be considered Restricted Stock for purposes of this Agreement.

(b) The Company hereby directs that a stock certificate or certificates representing the shares of the Restricted Stock shall be registered in the name of and issued to the Grantee or that book entries shall be made with respect thereto. Such stock certificate or certificates or book entries shall be subject to such stop-transfer orders and other restrictions as the Company may deem necessary or advisable under applicable federal and state securities laws, and the Company may cause legends to be placed on any such certificate or certificates to make appropriate reference to such restrictions.

(c) The Company shall not be required to deliver any certificate for shares of Restricted Stock granted under this Plan until all of the following conditions have been fulfilled:

(i)	the admission of such shares to listing on all stock exchanges on which the Common Stock is then listed (if required);

(ii)	the completion of any registration or other qualification of such shares that the Company deems necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body; and

(iii)	the obtaining of any approval or other clearance from any federal or state governmental agency or body that the Company determines to be necessary or advisable.

1.2    Restrictions.

(a) The Grantee shall have all rights and privileges of a shareholder as to the Restricted Stock, including the right to vote, except that, subject to Paragraph 1.3(b) hereof, the following restrictions shall apply:

(i)	None of the Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period (as defined below) applicable to such shares, except pursuant to rules adopted by the Company (if any).

(ii)	Unless this subparagraph 1.2(a)(ii) is crossed out and initialed and other substitute provisions are added and initialed in the blank space below, the right to dividends on the Restricted Stock shall be treated as follows. Except as otherwise provided in this Agreement or the Plan, the Grantee shall, during the Restricted Period, have all of the other rights of a shareholder with respect to outstanding shares of unvested Restricted Stock awarded to the Grantee including, but not limited to, the right to receive such cash dividends, if any, as may be declared on such shares from time to time, and the right to vote (in person or by proxy) such shares at any meeting of shareholders of the Company; provided, that any stock dividends declared or stock distributions issued with respect to unvested Restricted Stock shall be subject to the same terms and conditions and risks of forfeiture as the unvested Restricted Stock with respect to which such stock dividends or distributions are issued.

(b) Any attempt to dispose of Restricted Stock in a manner contrary to the restrictions set forth in this Agreement shall be ineffective.

1.3    Restricted Period.

(a) Unless this subparagraph 1.3(a) is crossed out and initialed and other substitute provisions are added and initialed in the blank space on the following page, the restrictions set forth in Paragraph 1.2 shall apply to the shares of Restricted Stock as follows:

[Insert vesting/restriction provisions.]

Any date on which such restrictions lapse with respect to applicable shares of Restricted Stock being referred to in this Agreement as a “Restriction Termination Date,” with the period from issuance of the Restricted Stock to the Restriction Termination Date with respect to applicable shares of Restricted Stock being referred to in this Agreement as a “Restricted Period.” Any periods of leave without pay taken by the Grantee prior to an applicable Restriction Termination Date shall not be treated as credited service for purposes of vesting the stock, and the applicable Restricted Period shall be extended by the length of such periods of leave unless the Company, in its sole discretion, finds that a waiver of the extension would be in the best interests of the Company.

(b) Notwithstanding Paragraph 1.2, the Administrator may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to the Restricted Stock.

(c) Nothing in this Agreement shall preclude the Grantee from exchanging any Restricted Stock for any other shares of Common Stock that are similarly restricted.

1.4    Forfeiture. If the Grantee’s employment with the Company or any Subsidiary of the Company employing the Grantee on the date of this Agreement shall terminate for any reason during the Restricted Period with respect to applicable shares of Restricted Stock, all rights of the Grantee to the then remaining Restricted

Stock (and, if applicable, any stock dividends or other stock distributions with respect to such Restricted Stock) shall terminate and be forfeited (except (i) as provided in Paragraph 1.3(b) or as otherwise determined by the Company pursuant to Paragraph 1.3(b), or (ii) if the Grantee is then employed by the company or any Subsidiary of the Company, in which event this Agreement shall remain in effect).

1.5    Withholding. The Grantee may elect, no later than the date (the “withholding date”) as of which all or the applicable portion of the Restricted Stock vests (such that the value of such vested shares becomes includible in the gross income of the Grantee for Federal income tax purposes), to have the Company withhold vested whole shares of Common Stock deliverable upon vesting of the Restricted Stock to satisfy (in whole or in part) the amount, if any, that the Company or any Subsidiary is required to withhold for taxes with respect to such event; provided, however, that the amount of shares of Common Stock so withheld shall have a Fair Market Value (as of the withholding date) that is not in excess of the amount determined by the Company to be equal to the applicable minimum statutorily required withholding tax payments. Any such election shall be irrevocable.

To the extent that the Grantee does not make such an election, or such election does not fully satisfy such minimum statutorily required withholding tax payments, then (x) the Company may withhold vested whole shares of Common Stock deliverable upon vesting of the Restricted Stock to satisfy (in whole or in part) the amount, if any, that the Company or any Subsidiary is required to withhold for taxes; provided, however, that the amount of shares of Common Stock so withheld shall have a Fair Market Value (as of the withholding date) that is not in excess of the amount determined by the Company to be equal to the applicable minimum statutorily required withholding tax payments, and (y) the Company shall have the right to deduct from any payment of any kind otherwise due to the Grantee up to an amount equal to any federal, state or local taxes of any kind required by law to be withheld in connection with the vesting of such shares of Restricted Stock (not to exceed the amount determined by the Company to be the applicable minimum statutorily required withholding tax payments). Upon request, the Grantee shall reimburse the Company for any taxes that the Company withholds that are not otherwise reimbursed as contemplated above in this Section 1.5.

1.6    Palmetto Bancshares, Inc. 2011 Stock Incentive Plan. The Grantee hereby agrees and acknowledges that the Restricted Stock and this Agreement shall be subject to the Plan, which is incorporated into this Agreement by reference in its entirety. To the extent the terms under this Agreement conflict with the terms of the Plan, the terms of the Plan shall control. Capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to them in the Plan.

2.	NOTICES.

All notices or communications hereunder shall be in writing and addressed as follows:

To the Company:

Palmetto Bancshares, Inc.

306 East North Street

Greenville, South Carolina 29601

Attn:    Chief Financial Officer

To the Grantee:

To the last known address of the Grantee as appearing in the Grantee’s personnel records as maintained by the Company.

3.	ASSIGNMENT.

This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Grantee and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Grantee except as permitted in the Plan.

4.	ENTIRE AGREEMENT; AMENDMENT; TERMINATION.

Except as provided in Section 1.6 with respect to the Plan, this Agreement represents the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral understandings and agreements. Subject to the provisions of the Plan, this Agreement may be amended or terminated at any time by written agreement of the parties to or as provided herein. Notwithstanding the previous sentence, the Administrator reserves the right to amend the terms of this Agreement as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code or to comply with any requirements under the Company’s “clawback” policy regarding incentive compensation, or such “clawback” requirements under the Sarbanes–Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act.

5.	GOVERNING LAW.

This Agreement and its validity, interpretation, performance and enforcement shall be governed by the substantive laws of the State of South Carolina without regard to any rules regarding conflict-of-law or choice-of-law.

6.	NO RIGHT TO CONTINUED EMPLOYMENT; EFFECT ON OTHER PLANS.

This Agreement shall not, of itself, confer upon the Grantee any right with respect to continuance of employment by the Company, nor shall it interfere in any way with the right of the Company to terminate the Grantee’s employment at any time. Income realized by the Grantee pursuant to this Agreement shall not be included in the Grantee’s earnings for the purpose of any benefit plan of the entity in which the Grantee may be enrolled or for which the Grantee may become eligible unless otherwise specifically provided for in such plan.

*                    *                     *                    *                     *

IN WITNESS HEREOF, the Company and the Grantee have duly executed this Agreement, as of the date written on the first page of this Agreement.

PALMETTO BANCSHARES, INC.

By:

Name:

Title:

GRANTEE

Signature:

Please Print Name:

z

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☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PALMETTO BANCSHARES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS

MAY 19, 2011

The undersigned shareholder of Palmetto Bancshares, Inc. (the “Company”), revoking all previous proxies, hereby constitutes and appoints Samuel L. Erwin and Lee S. Dixon, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on May 19, 2011, at 2:00 p.m., Eastern time at The Palmetto Bank,

Corporate Center, 306 East North Street, Greenville, South Carolina 29601 and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at such Annual Meeting, and at any adjournment or postponement thereof; provided, that said proxies are authorized and directed to vote as indicated with respect to the following matters:

		For	Withhold	For All Except

1.	The election as Directors of all nominees listed below, each to serve a term as follows:	☐	☐	☐

Terms Expiring at the 2013 Meeting (01) James J. Lynch Terms Expiring at the 2014 Meeting (02) Robert B. Goldstein (03) John D. Hopkins, Jr. (04) Jane S. Sosebee (05) John P. Sullivan

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain

2.	Approve an amendment to our Amended and	☐	☐	☐
Restated Articles of Incorporation to effect a reverse stock split of our common stock by a ratio of not less than one-for-two and not more than one-for-fifteen, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors;

		For	Against	Abstain

3.	The approval of the Palmetto Bancshares, Inc. 2011 Stock Incentive Plan;	☐	☐	☐

		For	Against	Abstain

4.	The ratification of our Independent Registered Public Accounting Firm for 2011;	☐	☐	☐

		For	Against	Abstain

5.	The approval, in a non-binding resolution, to approve the compensation of our named executive officers;	☐	☐	☐

		One Yr	Two Yr	Three Yr

6.	The recommendation, in a non-binding vote, of the frequency of shareholder votes on the Company’s named executive officer compensation; and	☐	☐	☐

		For	Against	Abstain

7.	Grant the chairperson of the Annual Meeting the authority to adjourn or postpone the Annual Meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the Annual Meeting to adopt the Amended and Restated Articles of Incorporation.	☐	☐	☐

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.	g ☐

x

y

é    Detach above card, sign, date and mail in postage paid envelope provided.    é

PALMETTO BANCSHARES, INC.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE 2010 ANNUAL FINANCIAL STATEMENTS, MANAGEMENT’S DISCUSSION AND ANALYSIS, AS AMENDED, AND RELATED ANNUAL REPORT INFORMATION, NOTICE OF THE ANNUAL MEETING AND RECEIPT OF THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be vested whether or not the shareholder’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

Please sign this proxy exactly as it appears in address below. If shares are registered in more than one name, all owners should sign full title. Executors, administrators, trustees and other fiduciaries should indicate their capacity when signing. Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.

NOTE: PLEASE MARK, DATE AND SIGN THIS PROXY CARD AND RETURN IT.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE: AVAILABLE ON-LINE AT:
http://www.xxxxxx.com/xxxx

REVOCABLE PROXY

Palmetto Bancshares, Inc.

ANNUAL MEETING OF SHAREHOLDERS

MAY 19, 2011

2:00 p.m., Eastern time:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Palmetto Bancshares, Inc. (the “Company”), revoking all previous proxies, hereby constitutes and appoints Samuel L. Erwin and Lee S. Dixon, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held on May 19, 2011, at 2:00 p.m., Eastern time at The Palmetto Bank, Corporate Center, 306 East North Street, Greenville, South Carolina 29601 and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at such Annual Meeting, and at any adjournment or postponement thereof; provided, that said proxies are authorized and directed to vote as indicated with respect to the following matters:

1.	Elect as directors the nominees named in the Proxy Statement;

2.	Approve an amendment to the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of our common stock by a ratio of not less than one-for-two and not more than one-for-fifteen, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors;

3.	Approve the Palmetto Bancshares, Inc. 2011 Stock Incentive Plan;

4.	Ratify the appointment of our independent registered public accounting firm for fiscal year 2011;

5.	Hold an advisory vote on the compensation of the Company’s named executive officers;

6.	Hold an advisory vote on the frequency of future executive compensation votes;

7.	Grant the chairperson of the Annual Meeting the authority to adjourn or postpone the Annual Meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the Annual Meeting to adopt the Amended and Restated Articles of Incorporation.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED. This proxy also delegates discretionary authority to the proxies to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE 2010 ANNUAL FINANCIAL STATEMENTS, MANAGEMENT’S DISCUSSION AND ANALYSIS, AS AMENDED, AND RELATED ANNUAL REPORT INFORMATION, NOTICE OF THE ANNUAL MEETING AND RECEIPT OF THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be vested whether or not the shareholder’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY OR

PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À        FOLD AND DETACH HERE        À

PALMETTO BANCSHARES, INC. — ANNUAL MEETING, MAY 19, 2011

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.xxxxx.com/xxxx

You can vote in one of three ways:

1.	Call toll free 1-866-xxx-xxxx on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.xxxxx.com/xxxx and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

z

{

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY PALMETTO BANCSHARES, INC.

		For	Withhold	For All Except

1.	The election as Directors of all nominees listed below, each to serve a term as follows:	☐	☐	☐

Terms Expiring at the 2013 Meeting (01) James J. Lynch Terms Expiring at the 2014 Meeting (02) Robert B. Goldstein (03) John D. Hopkins, Jr. (04) Jane S. Sosebee (05) John P. Sullivan

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain

2.	Approve an amendment to our Amended and	☐	☐	☐
Restated Articles of Incorporation to effect a reverse stock split of our common stock by a ratio of not less than one-for-two and not more than one-for-fifteen, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors;

		For	Against	Abstain

3.	The approval of the Palmetto Bancshares, Inc. 2011 Stock Incentive Plan;	☐	☐	☐

		For	Against	Abstain

4.	The ratification of our Independent Registered Public Accounting Firm for 2011;	☐	☐	☐

		For	Against	Abstain

5.	The approval, in a non- binding resolution, to approve the compensation of our named executive officers;	☐	☐	☐

		One Yr	Two Yr	Three Yr

6.	The recommendation, in a non-binding vote, of the frequency of shareholder votes on the Company’s named executive officer compensation; and	☐	☐	☐

		For	Against	Abstain

7.	Grant the chairperson of the Annual Meeting the authority to adjourn or postpone the Annual Meeting, if necessary, in order to solicit additional proxies in the event that there are not sufficient affirmative votes present at the Annual Meeting to adopt the Amended and Restated Articles of Incorporation.	☐	☐	☐

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.	g ☐

Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations, or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW
x		y

é    FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL.    é

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.   By Mail; or

2.   By Telephone (using a Touch-Tone Phone); or

3.   By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to      a.m.,             , 2011. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet
Call Toll-Free on a Touch-Tone Phone anytime prior to	anytime prior to
a.m., , 2011:	a.m., , 2011 go to
1-866-xxx-xxxx	https://www.xxxx.com/xxxx

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE SPECIAL MEETING MATERIALS:	http://www.xxxx.com/xxxx

Your vote is important!